                                                                   EXHIBIT 10.10

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                 $1,525,000,000

                                CREDIT AGREEMENT

                                      among

                           R.H. DONNELLEY CORPORATION,

                              R.H. DONNELLEY INC.,
                                  as Borrower,

                     R.H. DONNELLEY FINANCE CORPORATION II,
                          as Special Purpose Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                      BEAR STEARNS CORPORATE LENDING INC.,
                                       and
                          CITICORP NORTH AMERICA, INC.,
                          as Joint Syndication Agents,

                                   BNP PARIBAS
                                       and
                              FLEET NATIONAL BANK,
                         as Joint Documentation Agents,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Administrative Agent

                          Dated as of December 6, 2002

 ------------------------------------------------------------------------------

                         DEUTSCHE BANK SECURITIES INC.,
                          SALOMON SMITH BARNEY INC. and
                            BEAR, STEARNS & CO. INC.,
                  as Joint Lead Arrangers and Joint Bookrunners

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
SECTION 1.   DEFINITIONS................................................................................     2

    1.1.     Defined Terms..............................................................................     2
    1.2.     Other Definitional Provisions..............................................................    29

SECTION 2.   AMOUNT AND TERMS OF TERM COMMITMENTS.......................................................    30

    2.1.     Term Commitments...........................................................................    30
    2.2.     Procedure for Tranche B Term Loan Borrowing................................................    30
    2.3.     Procedure for Tranche A Term Loan Borrowing................................................    31
    2.4.     Repayment of Term Loans....................................................................    31
    2.5.     Commitment Fees............................................................................    33
    2.6.     Termination or Reduction of Unused Tranche A Commitments...................................    34

SECTION 3.   AMOUNT AND TERMS OF REVOLVING COMMITMENTS..................................................    34

    3.1.     Revolving Commitments......................................................................    34
    3.2.     Procedure for Revolving Loan Borrowing.....................................................    34
    3.3.     Swingline Commitment.......................................................................    35
    3.4.     Procedure for Swingline Borrowing; Refunding of Swingline Loans............................    35
    3.5.     Commitment and Other Fees..................................................................    37
    3.6.     Termination or Reduction of Revolving Commitments..........................................    37
    3.7      L/C Commitment.............................................................................    37
    3.8      Procedure for Issuance of Letter of Credit.................................................    38
    3.9      Fees and Other Charges.....................................................................    38
    3.10     L/C Participations.........................................................................    38
    3.11     Reimbursement Obligation of the Borrower...................................................    39
    3.12     Obligations Absolute.......................................................................    40
    3.13     Letter of Credit Payments..................................................................    40
    3.14     Letter of Credit Requests..................................................................    40

SECTION 4.   GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT...............................    40

    4.1.     Optional Prepayments.......................................................................    40
    4.2.     Mandatory Prepayments and Commitment Reductions............................................    41
    4.3.     Conversion and Continuation Options........................................................    44
    4.4.     Limitations on Eurodollar Tranches.........................................................    45
    4.5.     Interest Rates and Payment Dates...........................................................    45
    4.6.     Computation of Interest and Fees...........................................................    45
    4.7.     Inability to Determine Interest Rate.......................................................    46
    4.8.     Pro Rata Treatment and Payments............................................................    46
    4.9.     Requirements of Law........................................................................    48
    4.10.    Taxes......................................................................................    49

                                                                                                          Page
                                                                                                          ----
    4.11.    Indemnity..................................................................................    51
    4.12.    Change of Lending Office...................................................................    51
    4.13.    Replacement of Lenders.....................................................................    52
    4.14.    Evidence of Debt...........................................................................    52
    4.15.    Illegality.................................................................................    53

SECTION 5.   REPRESENTATIONS AND WARRANTIES.............................................................    53

    5.1.     Financial Condition........................................................................    53
    5.2.     No Change..................................................................................    54
    5.3.     Corporate Existence; Compliance with Law...................................................    54
    5.4.     Power; Authorization; Enforceable Obligations..............................................    55
    5.5.     No Legal Bar...............................................................................    55
    5.6.     Litigation.................................................................................    55
    5.7.     No Default.................................................................................    55
    5.8.     Ownership of Property; Liens...............................................................    56
    5.9.     Intellectual Property......................................................................    56
    5.10.    Taxes......................................................................................    56
    5.11.    Federal Regulations........................................................................    56
    5.12.    ERISA......................................................................................    56
    5.13.    Investment Company Act; Other Regulations..................................................    57
    5.14.    Subsidiaries and Joint Ventures............................................................    57
    5.15.    Use of Proceeds............................................................................    57
    5.16.    Environmental Matters......................................................................    58
    5.17.    Accuracy of Information, etc...............................................................    58
    5.18.    Security Documents.........................................................................    59
    5.19.    Solvency...................................................................................    60
    5.20.    Senior Debt................................................................................    60
    5.21.    Regulation H...............................................................................    60
    5.22.    Certain Documents..........................................................................    60

SECTION 6.   CONDITIONS PRECEDENT.......................................................................    60

    6.1.     Conditions to Effectiveness of Agreement and Initial Escrowed Extension of Credit..........    60
    6.2.     Conditions to Initial Extensions of Credit under the Tranche A Term Facility and the
               Revolving Facility and Release of the Tranche B Term Loans from Escrow...................    63
    6.3.     Conditions to Final Acquisition Closing Date...............................................    68
    6.4.     Conditions to Each Extension of Credit.....................................................    70

SECTION 7.   AFFIRMATIVE COVENANTS......................................................................    70

    7.1.     Financial Statements.......................................................................    70
    7.2.     Certificates; Other Information............................................................    71
    7.3.     Payment of Obligations.....................................................................    73
    7.4.     Maintenance of Existence; Compliance.......................................................    73

                                                                                                          Page
                                                                                                          ----
    7.5.     Maintenance of Property; Insurance.........................................................    73
    7.6.     Inspection of Property; Books and Records; Discussions.....................................    73
    7.7.     Notices....................................................................................    74
    7.8.     Environmental Laws.........................................................................    74
    7.9.     Interest Rate Protection...................................................................    75
    7.10.    Additional Collateral, etc.................................................................    75
    7.11.    Further Assurances.........................................................................    77

SECTION 8.   NEGATIVE COVENANTS.........................................................................    77

    8.1.     Financial Condition Covenants..............................................................    77
    8.2.     Indebtedness...............................................................................    82
    8.3.     Liens......................................................................................    85
    8.4.     Fundamental Changes........................................................................    88
    8.5.     Disposition of Property....................................................................    89
    8.6.     Restricted Payments........................................................................    89
    8.7.     Capital Expenditures.......................................................................    91
    8.8.     Investments................................................................................    91
    8.9.     Optional Payments and Modifications of Certain Debt Instruments............................    93
    8.10.    Transactions with Affiliates...............................................................    94
    8.11.    Sales and Leasebacks.......................................................................    94
    8.12.    Hedge Agreements...........................................................................    95
    8.13.    Changes in Fiscal Periods..................................................................    95
    8.14.    Negative Pledge Clauses....................................................................    95
    8.15.    Clauses Restricting Subsidiary Distributions...............................................    95
    8.16.    Lines of Business..........................................................................    96
    8.17.    Amendments to Acquisition Documents........................................................    96
    8.18.    Amendments to Material Agreements; Other Agreements........................................    96

SECTION 9.   EVENTS OF DEFAULT..........................................................................    96

SECTION 10.  THE AGENTS.................................................................................   101

    10.1.    Appointment................................................................................   101
    10.2.    Delegation of Duties.......................................................................   101
    10.3.    Exculpatory Provisions.....................................................................   101
    10.4.    Reliance by Agents.........................................................................   102
    10.5.    Notice of Default..........................................................................   102
    10.6.    Non-Reliance on Agents and Other Lenders...................................................   102
    10.7.    Indemnification............................................................................   103
    10.8.    Agent in Its Individual Capacity...........................................................   103
    10.9.    Successor Administrative Agent.............................................................   103
    10.10.   Agents Generally...........................................................................   104
    10.11.   The Lead Arrangers.........................................................................   104

                                                                                                         Page
                                                                                                         ----
SECTION 11.  MISCELLANEOUS..............................................................................  104

    11.1.    Amendments and Waivers.....................................................................  104
    11.2.    Notices....................................................................................  106
    11.3.    No Waiver; Cumulative Remedies.............................................................  107
    11.4.    Survival of Representations and Warranties.................................................  107
    11.5.    Payment of Expenses and Taxes..............................................................  107
    11.6.    Successors and Assigns; Participations and Assignments.....................................  108
    11.7.    Adjustments; Set-off.......................................................................  111
    11.8.    Counterparts...............................................................................  112
    11.9.    Severability...............................................................................  112
    11.10.   Integration................................................................................  112
    11.11.   GOVERNING LAW..............................................................................  112
    11.12.   Submission To Jurisdiction; Waivers........................................................  112
    11.13.   Acknowledgments............................................................................  113
    11.14.   Releases of Guarantees and Liens...........................................................  113
    11.15.   Confidentiality............................................................................  114
    11.16.   WAIVERS OF JURY TRIAL......................................................................  114
    11.17.   Delivery of Addenda........................................................................  114
    11.18.   Termination................................................................................  114

ANNEX:
A                     Pricing Grid

SCHEDULES:
----------
1.1                   Mortgaged Property
5.4                   Consents, Authorizations, Filings and Notices
5.6                   Litigation
5.14                  Subsidiaries
5.18(a)               UCC Filing Jurisdictions
5.18(b)               Mortgage Filing Jurisdictions
7.6                   Agreements Containing Confidentiality Provisions
8.2(a)(iv)            Existing Indebtedness
8.2(b)(i)             Existing Indebtedness
8.3(a)(vi)            Existing Liens
8.3(b)(vi)            Existing Liens
8.14                  Existing Negative Pledge Clauses
8.15                  Existing Subsidiary Distribution Restrictions

EXHIBITS:
---------
A                     Form of Guarantee and Collateral Agreement
B                     Form of Compliance Certificate

                                                                                                         Page
                                                                                                         ----
C                     Form of Closing Certificate
D                     Form of Mortgage
E                     Form of Assignment and Assumption
F-1                   Form of Legal Opinion of Jones, Day, Reavis & Pogue
F-2                   Form of Legal Opinion of Robert J. Bush, Esq.
G                     Form of Prepayment Option Notice
H                     Form of Exemption Certificate
I-1                   Form of Term Note
I-2                   Form of Revolving Note
I-3                   Form Swingline Note
J                     Form of Addendum
K                     Form of Escrow Agreement
L                     Form of Securities Account Control Agreement
M                     Form of Lien Subordination Agreement
N                     Form of Letter of Credit Request

                  CREDIT AGREEMENT, dated as of December 6, 2002, among R.H DONNELLEY CORPORATION, a Delaware corporation ("Holdings"), R.H. DONNELLEY INC., a Delaware corporation and a wholly owned subsidiary of Holdings ("RHDonnelley" or the "Borrower"), R.H. DONNELLEY FINANCE CORPORATION II, a Delaware corporation (the "Special Purpose Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), DEUTSCHE BANK SECURITIES INC., SALOMON SMITH BARNEY INC. and BEAR, STEARNS & CO. INC., as joint lead arrangers and joint bookrunners (in such capacity, the "Lead Arrangers"), BEAR STEARNS CORPORATE LENDING INC. and CITICORP NORTH AMERICA, INC., as joint syndication agents (in such capacity, the "Syndication Agents"), BNP PARIBAS and FLEET NATIONAL BANK, as joint documentation agents (in such capacity, the "Documentation Agents"), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, the "Administrative Agent").

                                    Recitals

                  WHEREAS, Holdings has entered into a Stock Purchase Agreement, dated as of September 21, 2002 (the "Acquisition Agreement"), by and among Sprint Corporation ("Sprint"), Centel Directories LLC ("Centel", and together with Sprint, the "Sellers") and Holdings, pursuant to which the Borrower will acquire (the "Acquisition") all of the issued and outstanding Capital Stock (as defined below) of Directories Americas Inc. and Centel Directory Company (together with their subsidiaries, the "Acquired Business") for a purchase price of $2,230,000,000 (subject to adjustment as described therein);

                  WHEREAS, Holdings and the Borrower intend to finance the Acquisition and the related fees, expenses and debt repayment premiums from the following sources: (a) Holdings has issued or will issue convertible preferred stock (the "Preferred Stock") to Goldman Sachs Capital Partners 2000, L.P. and its affiliated entities (collectively, "Goldman Sachs") or assignees of Goldman Sachs for net proceeds of not less than $198,000,000 in one or more transactions and will contribute to the Borrower in cash as common equity the full amount of such net proceeds (the "Equity Investment"); (b) the Borrower will obtain new senior secured credit facilities in an aggregate principal amount of $1,525,000,000 pursuant to this Agreement (the "Senior Facilities"); (c) the Borrower has issued senior unsecured notes (the "Senior Unsecured Notes") in aggregate principal amount of $325,000,000 and senior subordinated notes (the "Senior Subordinated Notes" and, together with the Senior Unsecured Notes, the "Notes") in aggregate principal amount equal to $600,000,000 (the Notes were issued by R.H. Donnelley Finance Corporation I, a special purpose subsidiary of the Borrower (the "Special Purpose Issuer") as described below and will subsequently be assumed by the Borrower upon consummation of the Acquisition);

                  WHEREAS, in connection with the Acquisition, Holdings and the Borrower will (a) repay all of their outstanding indebtedness under the Credit Agreement, dated as of June 5, 1998 (the "Existing Credit Agreement"), among Holdings, the Borrower, the lenders party thereto and JPMorgan Chase Bank, as administrative agent (in such capacity, the "Existing Administrative Agent");
(b) repurchase any of the Borrower's outstanding 91/8% Senior Subordinated Notes due 2008 (the "Existing Subordinated Notes") validly tendered and not otherwise withdrawn pursuant to the tender offer and exit consent solicitation made by the

Borrower offering to repurchase such Existing Subordinated Notes, provided that at least a majority in aggregate principal amount of the outstanding Existing Subordinated Notes are tendered (the "Tender Offer"); and (c) pay approximately $14,000,000 in termination payments related to certain contracts with Sprint and its affiliates (clauses (a), (b) and (c) together, the "Refinancing");

                  WHEREAS, after giving effect to the Acquisition, 100% of the issued and outstanding Capital Stock of the Acquired Business will be owned by the Borrower and 100% of the issued and outstanding Capital Stock of the Borrower will be owned by Holdings;

                  WHEREAS, Holdings and the Borrower have requested that the Lenders enter into this Agreement to provide the Senior Facilities to finance, in part, the Acquisition and the Refinancing, and to pay related fees, expenses and debt repayment premiums;

                  WHEREAS, in order to facilitate the availability of the Senior Facilities to finance the Acquisition, Holdings and the Borrower (a) have caused the Special Purpose Issuer to issue the Notes and to place the proceeds thereof in escrow pursuant to two escrow agreements (the "Notes Escrow") pending consummation of the Acquisition (up to $150,000,000 in proceeds from the issuance of the Senior Subordinated Notes shall be used to refinance Existing Subordinated Notes pursuant to the Tender Offer, with any such proceeds that are not so used being used (i) in the event no Existing Subordinated Notes are purchased pursuant to the Tender Offer (because there shall not have been validly tendered and not withdrawn at least a majority in aggregate principal amount of the Existing Subordinated Notes), to redeem Senior Subordinated Notes or (ii) in the event that at least a majority in aggregate principal amount of the Existing Subordinated Notes are purchased pursuant to the Tender Offer, to prepay Loans under the Senior Facilities as hereinafter provided in this Agreement) and (b) have requested that the Lenders enter into this Agreement prior to the closing of the Acquisition and to fund into escrow a portion of the Senior Facilities as described herein (such escrowed funds will be returned to the relevant Lenders in the event that the Acquisition does not close within the period specified herein); and

                  WHEREAS, the Lenders are willing to provide the Senior Facilities on the terms and conditions set forth herein.

                  Now, therefore, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "Acquired Business": as defined in the recitals to this Agreement; provided that, in the event that the Excluded Business is not sold to the Borrower on the Acquisition Closing Date pursuant to Section 1.8 of the Acquisition Agreement, the "Acquired Business" shall refer only to those Companies actually sold by the Sellers on the Acquisition Closing Date until such time, if any, as the Final Acquisition Closing Date shall have occurred and the Excluded Business (or any portion thereof) shall have been sold to the Borrower pursuant to Section 1.8 of the Acquisition Agreement.

                  "Acquisition": as defined in the recitals to this Agreement.

                  "Acquisition Agreement": as defined in the recitals to this Agreement.

                  "Acquisition Closing Date": the date on which the conditions precedent set forth in Section 6.2 shall have been satisfied.

                  "Acquisition Closing Date Mortgaged Properties": as defined in
Section 6.2(l).

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.

                  "Addendum:": an instrument, substantially in the form of Exhibit J, by which a Lender becomes a party to this Agreement as of the Initial Closing Date.

                  "Additional High Yield Debt": any Indebtedness of the Borrower having substantially the same terms and conditions as the Senior Subordinated Notes (but in no event with an earlier maturity) and any Guarantee Obligations of any Subsidiary Guarantor or Holdings in respect of such Indebtedness; provided that such Guarantee Obligations are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes.

                  "Additional High Yield Debt Documents": the agreements pursuant to which any Additional High Yield Debt is issued.

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the recitals to this Agreement.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or Persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agents": the collective reference to the Syndication Agents, the Lead Arrangers, the Administrative Agent and, solely for purposes of Sections 4.10, 10, 11.1 and 11.16, the Documentation Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Initial Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans, (ii) the amount of such Lender's then unused Tranche A Term Commitment, if any, and (iii) the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

                  "Agreement": this Credit Agreement.

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth below:

                                         Eurodollar Loans       Base Rate Loans
                                         ----------------       ---------------
Revolving Loans and Swingline Loans          3.50%                   2.50%
Tranche A Term Loans                         3.50%                   2.50%
Tranche B Term Loans                         4.00%                   3.00%

; provided, that, on and after the first Adjustment Date (as defined in the Pricing Grid) occurring after the completion of two full fiscal quarters of Holdings after the Acquisition Closing Date, the Applicable Margin with respect to Revolving Loans, Swingline Loans and Tranche A Term Loans will be determined pursuant to the Pricing Grid.

                  "Asset Sale": any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
Section 8.5 (other than clause (j) thereof)) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

                  "Assignee": as defined in Section 11.6(b).

                  "Assignment and Assumption": an Assignment and Assumption, substantially in the form of Exhibit E.

                  "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that, in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 3.5, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 11.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble to this Agreement.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Business": as defined in Section 5.16(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": as to any Lender, the sum of the Tranche A Term Commitment, the Tranche B Term Commitment and the Revolving Commitment of such Lender.

                  "Commitment Fee Rate": (a) in respect of the Revolving Facility, 0.50% per annum, and (b) in respect of the Tranche A Term Facility at any time, 50% of the Applicable Margin then in effect in respect of Eurodollar Loans under such Facility.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001(14) of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Companies": as defined in the Acquisition Agreement.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                  "Conduit Lender": any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 4.9, 4.10, 4.11 or
11.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

                  "Confidential Information Memoranda": the Confidential Information Memoranda furnished to the Lenders.

                  "Consolidated Capital Expenditures": for any period, with respect to Holdings, the aggregate of all expenditures by Holdings and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of Holdings and its Subsidiaries.

                  "Consolidated Current Assets": at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Loans or Swingline Loans to the extent otherwise included therein.

                  "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) any extraordinary charges or losses determined in accordance with GAAP, (e) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of Holdings and (f) any other non-cash charges (including charges against goodwill), non-cash expenses or non-cash losses of Holdings or any of its Subsidiaries for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), provided, however, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains determined in accordance with GAAP and (c) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause
(f) above), all as determined on a consolidated basis, provided that, for purposes of Section 8.1 and with respect to any period ending prior to December 31, 2003, Consolidated EBITDA shall be calculated on a pro forma basis giving effect to the adjustments described in Section 6.1(p) as if they occurred on the first day of the relevant period and consistent with the calculation of Consolidated EBITDA for purposes of Section 6.1(p). For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period Holdings or any Subsidiary shall have made a Material Acquisition (other than the Acquisition), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) would have increased or decreased Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements are available by more than $1,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that contributed more than $1,000,000 to Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements are available.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period plus (b) Consolidated Capital Expenditures for such period plus (c) cash income tax expense of Holdings and its Subsidiaries for such period plus (d) dividends paid in cash (without duplication) by Holdings during such period plus (e) the aggregate principal amount of long term Indebtedness of Holdings and its Subsidiaries scheduled to be amortized during such period (without giving effect to any prepayments).

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                  "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

                  "Consolidated Leverage Ratio": at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.

                  "Consolidated Net Income": for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP but in any event prior to the payment or accrual of dividends on the Preferred Stock and any non-cash adjustments to net income or loss in respect of the Preferred Stock in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest (including the portion of Consolidated Net Income allocable to minority interests in unconsolidated Persons (including the Material Joint Venture) to the extent that cash distributions have not actually been received from such Persons), except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary, (d) all non-cash accounting adjustments attributable to the application of purchase method accounting of the Acquisition in accordance with GAAP and (e) any non-cash impact of the reduction in deferred revenue as a result of the fair value exercise undertaken as required by the purchase method of accounting for the transactions contemplated by the Acquisition Agreement in accordance with GAAP during the twelve consecutive months following the consummation of the Acquisition.

                  "Consolidated Senior Secured Debt": all Consolidated Total Debt that is secured by a Lien on any assets of Holdings or its Subsidiaries.

                  "Consolidated Senior Secured Leverage Ratio": at any time, the ratio of (a) Consolidated Senior Secured Debt at such time to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 7.1.

                  "Consolidated Total Debt": at any date, the sum of, without duplication, (a) the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, and (b) the aggregate principal amount of all Indebtedness of the Material Joint Venture at such date.

                  "Consolidated Working Capital": at any date, Consolidated Current Assets on such date minus Consolidated Current Liabilities on such date (which shall be positive if Consolidated Current Assets are greater than Consolidated Current Liabilities and negative if Consolidated Current Assets are less than Consolidated Current Liabilities).

                  "Continuing Directors": the directors of Holdings on the Initial Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by at least 66-2/3% of the then Continuing Directors.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Documentation Agents": as defined in the preamble to this Agreement.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "DonTech II": DonTech II, an Illinois partnership, and its successors.

                  "ECF Percentage": 50%.

                  "Environment": any indoor or outdoor surface, soil, surface waters, groundwaters, land, sediments, surface or subsurface strata, ambient air and any other environment medium or occupied space.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health, natural resources or the Environment, as now or may at any time hereafter be in effect.

                  "Equity Investment": as defined in the recitals to this Agreement.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Escrow Account": the account entitled "R.H. Donnelley Finance Corporation II Senior Secured Credit Facility Escrow Account" established by Deutsche Bank Trust Company Americas, as securities intermediary, pursuant to
Section 2(b)(i) of the Escrow Agreement.

                  "Escrow Agreement": the Escrow Agreement, to be executed by the Special Purpose Borrower, RHDonnelley, the Administrative Agent, the Securities Intermediary and the Existing Administrative Agent, substantially in the form of Exhibit K.

                  "Escrow Period": the period from and including the Initial Closing Date to and including the Acquisition Closing Date.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Cash Flow": for any fiscal year of Holdings, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation, amortization and non-cash taxes) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by Holdings and its Subsidiaries during such fiscal year, to the extent deducted in arriving at such Consolidated Net Income over
(b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of Consolidated Capital Expenditures (excluding the principal amount of Indebtedness incurred to finance such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount), (iii) the aggregate amount of all prepayments of Revolving Loans and Swingline Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Commitments and all optional prepayments of the Term Loans during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of Holdings and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, and (vi) the aggregate net amount of non-cash gain on the Disposition of property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                  "Excess Cash Flow Application Date": as defined in Section 4.2(d).

                  "Excluded Business": as defined in Section 1.8 of the Acquisition Agreement.

                  "Excluded Business Acquisition": as defined in Section 6.3.

                  "Excluded Business Subsidiaries": as defined in Section
6.2(b).

                  "Excluded Indebtedness": all Indebtedness permitted by Section 8.2(a), other than Indebtedness permitted by clause (xv) thereof.

                  "Existing Administrative Agent": as defined in the recitals to this Agreement.

                  "Existing Credit Agreement": as defined in the recitals to this Agreement.

                  "Existing Subordinated Notes": as defined in the recitals to this Agreement.

                  "Existing Subordinated Debt Documents": the Indenture, dated as of June 5, 1998, under which the Existing Subordinated Notes were issued and all other instruments, agreements and other documents evidencing or governing the Existing Subordinated Notes.

                  "Facility": each of (a) the Tranche A Term Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Facility"), (b) the Tranche B Term Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Facility"), and (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "Fee Payment Date": the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

                  "Final Acquisition Closing Date": the date on which the Second Closing shall occur and on which the conditions precedent set forth in Section
6.3 shall have been satisfied.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                  "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                  "Funding Office": the office of the Administrative Agent specified in Section 11.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings and the Administrative Agent agree to negotiate in good faith in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  "Goldman Hedge Agreement": the Hedge Agreement dated June 18, 1998 entered into with Goldman Sachs, as in effect on the date hereof.

                  "Goldman Sachs": as defined in the recitals to this Agreement.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Group Members": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to Holdings and the Subsidiary Guarantors.

                  "Hedge Agreements": any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Hedge Agreement.

                  "Holdings": as defined in the preamble to this Agreement.

                  "Immaterial Subsidiary": any Subsidiary of the Borrower with total assets not exceeding $1,000,000; provided that the aggregate total assets of all Immaterial Subsidiaries shall not exceed $5,000,000 at any time.

                  "Indebtedness": of any Person at any date, without duplication, (a) the principal of and premium on (if any, and to the extent such premium has become due) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) current trade payables incurred in the ordinary course of such Person's business, (ii) customary indemnification obligations entered into in connection with an Acquisition or Disposition permitted under this Agreement and (iii) the purchase price adjustment pursuant to Section 1.2(c) of the Acquisition Agreement and similar customary purchase price adjustments based on differences between estimated assets or liabilities at closing and subsequent final determination of such assets or liabilities following closing), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) (other than customary indemnification obligations entered into in connection with an Acquisition or Disposition permitted under this Agreement), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (h) all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (the amount of such obligations with respect to such Person being deemed to be the lesser of the value of such property and the amount of obligations so secured), and (i) for the purposes of Sections 8.2 and 9(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the

Indebtedness of any other entity (including the Material Joint Venture or any other partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefore; provided that for purposes of the definition of "Consolidated Total Debt," the Indebtedness of Holdings and its Subsidiaries shall include only that percentage of the Indebtedness of the Material Joint Venture equal to the percentage interest in the Material Joint Venture, so long as the long-term unsecured debt securities of each other partner in the Material Joint Venture (or any entity that holds, directly or indirectly, 100% of the Capital Stock of such partner) are rated at least BBB- by S&P and Baa3 by Moody's.

                  "Indebtedness Measurement Date": as defined in Section 8.2(a)
(viii).

                  "Indemnified Liabilities": as defined in Section 11.5.

                  "Indemnity": as defined in Section 11.5.

                  "Indemnity Agreement": the Indemnity and Joint Defense Agreement, dated as of October 28, 1996, among AC Nielsen Corporation, Holdings and Cognizant Corporation.

                  "Independent Financial Advisor": an accounting, appraisal or investment banking firm of national standing or any third party appraiser or recognized expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required; provided that such firm or appraiser is not an Affiliate of the Borrower.

                  "Initial Closing Date": the date on which the conditions precedent set forth in Section 6.1 shall have been satisfied.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Interest Payment Date": (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan with an Interest Period of three months or less, the last day of such Interest Period, and as to any Eurodollar Loan with an Interest Period longer than three months, each day that is three months (and, if applicable, each day that is six or nine months) after the first day of such Interest Period and the last day of such Interest Period, (c) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (d) as to any Swingline Loan, the day that such Loan is required to be paid.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility and subject to certain administrative procedures to be determined by the Administrative Agent) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date or beyond the date final payment is due on the Tranche A Term Loans or the Tranche B Term Loans, as the case may be;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Investments": as defined in Section 8.8.

                  "Issuing Lender": the Administrative Agent or any Affiliate thereof (including Deutsche Bank AG, New York Branch), or any other Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees to become an Issuing Lender; provided, however, that until the Administrative Agent notifies the Borrower otherwise, neither the Administrative Agent or its Affiliates (including Deutsche Bank AG, New York Branch) shall be obligated to issue any Letter of Credit other than a standby Letter of Credit. In the event there is more than one Issuing Lender, each reference to the "Issuing Lender" in this Agreement and the other Loan Documents shall, where appropriate, be deemed to be a reference to each Issuing Lender.

                  "L/C Commitment": $10,000,000.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.11.

                  "L/C Participants": the collective reference to all the Revolving Lenders other than the Issuing Lender.

                  "Lead Arrangers": as defined in the recitals to this Agreement.

                  "Lenders": as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

                  "Letter of Credit Request": a Letter of Request, substantially in the form of Exhibit N, submitted by the Borrower to the Issuing Lender to request the issuance of a Letter of Credit.

                  "Letters of Credit": as defined in Section 3.7(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Lien Subordination Agreement": the Lien Subordination Agreement, to be executed by the Borrower, Holdings, the Subsidiary Guarantors, the Administrative Agent and the Existing Administrative Agent, substantially in the form of Exhibit M.

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, any Letter of Credit Requests, the Security Documents and the Promissory Notes.

                  "Loan Party": each Group Member that is a party to a Loan Document.

                  "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans (and, if applicable, the unused Tranche A Term Commitments) or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Facility, prior to any termination of the Revolving Commitments, the holders of more than 50% of the Total Revolving Commitments).

                  "Mandatory Prepayment Date": as defined in Section 4.2(h).

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise), contingent liabilities, material agreements or prospects of Holdings, the Borrower and their respective Subsidiaries, taken as a whole (after giving effect to the Acquisition), or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

                  "Material Agreements": (a) the Partnership Agreement, dated as of August 19, 1997, between the Borrower and Ameritech Publishing of Illinois, Inc., with respect to DonTech II, (b) the Revenue Participation Agreement, (c) the Indemnity Agreement, (d) the Master Agreement, dated as of August 19, 1997, among Holdings, The Dun & Bradstreet Corporation, The Am-Don Partnership, DonTech II, Ameritech Publishing, Inc., Ameritech Publishing of Illinois, Inc., Ameritech Corporation, DonTech I Publishing Company LLC, and the APIL Partners Partnership and (e) the Exclusive Sales Agency Agreement, dated as of August 19, 1997, between APIL Partners Partnership and DonTech II, in each case as amended, revised or replaced from time to time in accordance with Section 8.18.

                  "Material Joint Venture": DonTech II.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgaged Properties": the real properties listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Permitted Investments (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or by the Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery

Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith; net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); and net of reasonable reserves in respect of post-closing adjustments and escrows (such reserves and escrowed amounts shall be disclosed to the Administrative Agent at the time taken or made and shall be deemed to be "Net Cash Proceeds" when such reserves and escrowed amounts are no longer required to be maintained) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Non-Excluded Taxes": as defined in Section 4.10(a).

                  "Non-U.S. Lender": as defined in Section 4.10(d).

                  "Notes": as defined in the recitals to this Agreement.

                  "Notes Escrow": as defined in the recitals to this Agreement.

                  "Notes Escrow Agreements": the Senior Subordinated Notes Escrow Agreement and the Senior Unsecured Notes Escrow Agreement, collectively.

                  "Notes Indentures": the Senior Subordinated Notes Indenture and the Senior Unsecured Notes Indenture, collectively.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Optional Prepayment Date": as defined in Section 4.1(b).

                  "Optional Tranche B Prepayment Amount": as defined in Section 4.1(b).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 11.6(c).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": any acquisition, whether in a single transaction or series of related transactions, by the Borrower or any one or more Domestic Subsidiaries, or any combination thereof, of (i) the Capital Stock of the Material Joint Venture not owned by the Borrower on the date hereof or
(ii) all or a substantial part of the assets, or a going concern business or division, of any Person organized under the laws of any jurisdiction within the United States and conducting substantially all of its business therein, whether through purchase of assets or securities, by merger or otherwise (it being understood that the assets of such Person may include foreign assets (including Capital Stock of Subsidiaries) that are not a material portion of the assets acquired); provided that:

                  (a) both before and immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

                  (b) the Person whose assets, securities or equity interests are being acquired is engaged in the same line of business activity as the Borrower and its Subsidiaries and businesses reasonably related thereto in compliance with Section 8.16 and such acquisition is initiated and completed with the approval of the board of directors (or other analogous body) of such Person or otherwise on a friendly basis;

                  (c) immediately after giving effect to such acquisition, the Borrower shall be in compliance with the ratios set forth in Section 8.1 opposite the period in which the date of proposed consummation of such acquisition falls (the "Transaction Date") (and, for purposes of determining such compliance, "Consolidated EBITDA," the "Consolidated Interest Coverage Ratio" and the "Consolidated Fixed Charge Coverage Ratio" shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such Transaction Date for which financial statements have been delivered pursuant to Section 7.1 and adjusted to give effect to the proposed acquisition as if it had occurred on the first day of the relevant period for testing compliance and "Consolidated Total Debt" and "Consolidated Senior Secured Debt" shall be as in effect on such Transaction Date and assuming the proposed acquisition had been consummated);

                  (d) if immediately after giving effect to such acquisition, the Borrower shall have any additional Subsidiaries, (i) such additional Subsidiaries shall be Domestic Subsidiaries (except for Foreign Subsidiaries that, together with all other foreign assets acquired, are not a material portion of the assets acquired) and (ii) the Borrower shall have complied, and shall have caused such additional Subsidiaries to have complied, with the provisions of Section 7.10 with respect thereto; and

                  (e) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer certifying compliance (with supporting information in reasonable detail) with the conditions set forth above and in
Section 8.8 in connection with such acquisition.

                  "Permitted Asset Swap": any transfer of properties or assets of the Borrower or any of its Subsidiaries (other than any interest in DonTech II or any rights under any Material Agreement) in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in the business of publishing yellow pages directories and the sale of advertising in connection therewith; provided that the aggregate fair market value (as determined in good faith by the board of directors of the Borrower and the board of directors of Holdings) of the properties or assets being transferred by the Borrower or such Subsidiary (a) is not greater than the aggregate fair market value (as determined in good faith by the board of directors of the Borrower and the board of directors of Holdings) of the properties or assets received by the Borrower or such Subsidiary in such exchange and (b) does not exceed, at the time such Permitted Asset Swap is completed, together with the cumulative aggregate fair market value of all other Permitted Asset Swaps completed prior to the date thereof, 15% of consolidated net revenues of Holdings and its Subsidiaries (as determined on a consolidated basis in accordance with GAAP) for the last full fiscal year for which financial statements have been delivered pursuant to Section 7.1; provided, further, that with respect to any transaction or series of related transactions that constitute a Permitted Assets Swap with an aggregate fair market value in excess of $25,000,000, the Borrower, prior to consummation thereof, shall be required to obtain a written opinion from an Independent Financial Advisor to the effect that such transaction or series of related transactions are fair from a financial point of view to the Borrower and its Subsidiaries, taken as a whole.

                  "Permitted Investments": any

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000 and whose debt has a rating, at the time as of which any investment therein is made, of at least P-1 from Moody's or at least A-1 from S&P;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) above.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock": as defined in the recitals to this Agreement.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Financial Statements": as defined in Section
5.1(a).

                  "Projections": as defined in Section 7.2(c).

                  "Promissory Notes": the collective reference to any promissory note evidencing Loans.

                  "Properties": as defined in Section 5.16(a).

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member in excess of $1,000,000.

                  "Refinanced Revolving Commitments": as defined in Section
11.1.

                  "Refinancing": as defined in the recitals to this Agreement.

                  "Refunded Swingline Loans": as defined in Section 3.4(b).

                  "Refunding Date": as defined in Section 3.4(c).

                  "Register": as defined in Section 11.6(b).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.11 for amounts drawn under Letters of Credit.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans (and, if applicable, reduce any unused Tranche A Term Commitments) or reduce the Revolving Commitments pursuant to Section 4.2(c) as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire, replace or repair fixed or capital assets useful in its business.

                  "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, replace or repair fixed or capital assets useful in the Borrower's business.

                  "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire, replace or repair fixed or capital assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  "Release": any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emitting, emptying, escaping or leaching of any Materials of Environmental Concern into the Environment (including the abandonment or discarding of barrels, containers or other closed receptacles containing any Materials of Environmental Concern).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Replacement Revolving Commitments": as defined in Section
11.1.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Initial Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the unused Tranche A Term Commitments, if any, and
(iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "Restricted Payments": as defined in Section 8.6.

                  "Revenue Participation Agreement": the Revenue Participation Agreement, dated as of August 19, 1997, between the Borrower and the APIL Partners Partnership.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" under such Lender's name on such Lender's Addendum or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $125,000,000.

                  "Revolving Commitment Period": the period from and including the Acquisition Closing Date to the Revolving Termination Date.

                  "Revolving Extensions of Credit": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

                  "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

                  "Revolving Loans": as defined in Section 3.1(a).

                  "Revolving Percentage": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Revolving Extensions of Credit then outstanding).

                  "Revolving Termination Date": the sixth anniversary of the Acquisition Closing Date; provided that, in the event that there shall be more than $25,000,000 in aggregate principal amount of the Existing Subordinated Notes outstanding on December 1, 2007, the Revolving Termination Date shall be December 1, 2007.

                  "RHDonnelley": as defined in the recitals to this Agreement.

                  "S&P": Standard & Poor's Rating Services.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Second Closing": as defined in Section 1.8(c) of the Acquisition Agreement.

                  "Second Closing Termination Date": as defined in Section 1.8(c) of the Acquisition Agreement.

                  "Securities Account Control Agreement": the Securities Account Control Agreement, to be executed by the Special Purpose Borrower, the Administrative Agent and the Securities Intermediary, substantially in the form of Exhibit L.

                  "Securities Intermediary": Deutsche Bank Trust Company Americas, in its capacity as securities intermediary and escrow agent under the Escrow Agreement and the Securities Account Control Agreement, and its successors and assigns.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, the Escrow Agreement, the Securities Account Control Agreement, the Lien Subordination Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Sellers": as defined in the recitals to this Agreement.

                  "Senior Facilities": as defined in the recitals to this Agreement.

                  "Senior Subordinated Notes": as defined in the recitals to this Agreement.

                  "Senior Subordinated Notes Escrow Agreement": the Escrow and Pledge Agreement dated as of December 3, 2002, among the Special Purpose Issuer, the Borrower, Deutsche Bank Trust Company Americas, as securities intermediary, and The Bank of New York, as trustee, with respect to the proceeds of the issuance of the Senior Subordinated Notes.

                  "Senior Subordinated Notes Indenture": the Indenture entered into by the Special Purpose Issuer in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or the Special Purpose Issuer in connection therewith.

                  "Senior Unsecured Notes": as defined in the recitals to this Agreement.

                  "Senior Unsecured Notes Escrow Agreement": the Escrow and Pledge Agreement dated as of December 3, 2002, among the Special Purpose Issuer, the Borrower, Deutsche Bank Trust Company Americas, as securities intermediary, and The Bank of New York, as trustee, with respect to the proceeds of the issuance of the Senior Unsecured Notes.

                  "Senior Unsecured Notes Indenture": the Indenture entered into by the Special Purpose Issuer in connection with the issuance of the Senior Unsecured Notes, together with all instruments and other agreements entered into by the Borrower or the Special Purpose Issuer in connection therewith.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Special Mandatory Prepayment Event": as defined in Section 3(b) of the Escrow Agreement.

                  "Special Purpose Borrower": R.H. Donnelley Finance Corporation II, a special purpose Subsidiary formed by the Borrower solely for the purpose of borrowing the Tranche B Term Loans during the Escrow Period. All references to the "Borrower" in this Agreement and the other Loan Documents shall, during the Escrow Period and solely where appropriate, include the Special Purpose Borrower.

                  "Special Purpose Issuer": as defined in the recitals to this Agreement.

                  "Specified Change of Control": a "Change of Control" (or any other defined term having a similar purpose) as defined in the Notes Indentures, the Additional High Yield Debt Documents or the Existing Subordinated Debt Documents.

                  "Specified Hedge Agreement": any Hedge Agreement (a) entered into by (i) the Borrower or any of its Subsidiaries and (ii) any Agent or Lender or any affiliate thereof, as counterparty and (b) that has been designated by such Agent or Lender, as the case may be, and the Borrower, by notice to the Administrative Agent, as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Agent, Lender or affiliate thereof that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Guarantee and Collateral Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, it being understood that (i) no Subsidiary forming part of the Acquired Business shall be a Subsidiary of the Borrower prior to the Acquisition Closing Date unless otherwise specified herein (and upon consummation of the Acquisition, any Subsidiary acquired in the Acquisition shall be a Subsidiary) and (ii) no Excluded Business Subsidiary shall be a "Subsidiary" hereunder until such Subsidiary is acquired by the Borrower. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Foreign Subsidiary and the Special Purpose Issuer.

                  "Supermajority Lenders": at any time, the holders of more than 66 2/3% of (a) until the Initial Closing Date, the Commitments then in effect and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding, (ii) the unused Tranche A Term Commitments, if any, and (iii) the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $20,000,000.

                  "Swingline Lender": Deutsche Bank Trust Company Americas, in its capacity as the lender of Swingline Loans.

                  "Swingline Loans": as defined in Section 3.3(a).

                  "Swingline Participation Amount": as defined in Section
3.4(c).

                  "Syndication Agents": as defined in the preamble to this Agreement.

                  "Tender Offer": as defined in the recitals to this Agreement.

                  "Term Lenders": the collective reference to the Tranche A Term Lenders and the Tranche B Term Lenders.

                  "Term Loans": the collective reference to the Tranche A Term Loans and Tranche B Term Loans.

                  "Title Insurance Company": as defined in Section 6.2(l)

                  "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

                  "Tranche A Term Commitment": as to any Lender, the obligation of such Lender, if any, to make Tranche A Term Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth under the heading "Tranche A Term Commitment" under such Lender's name on such Lender's Addendum. The original aggregate amount of the Tranche A Term Commitments is $500,000,000.

                  "Tranche A Term Lender": each Lender that has a Tranche A Term Commitment or that holds a Tranche A Term Loan.

                  "Tranche A Term Loan": as defined in Section 2.1.

                  "Tranche A Term Percentage": as to any Tranche A Term Lender at any time, the percentage which such Lender's Tranche A Term Commitment then constitutes of the aggregate Tranche A Term Commitments (or, at any time after the Acquisition Closing Date, the percentage which the sum of (a) the aggregate principal amount of such Lender's Tranche A Term Loans then outstanding and (b) if the Excluded Business is not acquired on the Acquisition Closing Date, the amount of such Lender's then unused Tranche A Term Commitment constitutes of the sum of (i) the aggregate principal amount of the Tranche A Term Loans then outstanding and (ii) if the Excluded Business is not acquired on the Acquisition Closing Date, the aggregate then unused Tranche A Term Commitments of the Tranche A Term Lender).

                  "Tranche B Prepayment Amount": as defined in Section 4.2(h).

                  "Tranche B Term Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Commitment" under such Lender's name on such Lender's Addendum. The original aggregate amount of the Tranche B Term Commitments is $900,000,000.

                  "Tranche B Term Lender": each Lender that has a Tranche B Term Commitment or that holds a Tranche B Term Loan.

                  "Tranche B Term Loan": as defined in Section 2.1.

                  "Tranche B Term Percentage": as to any Tranche B Lender at any time, the percentage which such Lender's Tranche B Term Commitment then constitutes of the aggregate Tranche B Term Commitments (or, at any time after the Initial Closing Date, the percentage which the aggregate principal amount of such Lender's Tranche B Term Loans then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                  "Transaction Screens": the environmental due diligence reports prepared in accordance with the ASTM E 1528-00 Standard Practice for Environmental Site Assessments: Transaction Screen Process.

                  "Transferee": any Assignee or Participant.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  SECTION 2. AMOUNT AND TERMS OF TERM COMMITMENTS

                  2.1. Term Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Acquisition Closing Date in an amount not to exceed the amount of the Tranche A Term Commitment of such Lender; provided, however, that if, pursuant to Section 1.8 of the Acquisition Agreement, the Excluded Business is not acquired by the Borrower on the Acquisition Closing Date (i) the aggregate amount of Tranche A Term Loans made on the Acquisition Closing Date shall be reduced by an amount equal to the amount of the reduction in the purchase price payable under the Acquisition Agreement on the Acquisition Closing Date provided for in Section 1.8(d) of the Acquisition Agreement and (ii) each Tranche A Term Lender severally agrees to make an additional term loan (which shall be part of such Lender's Tranche A Term Loan) on the Final Acquisition Closing Date (but, in no event later than the earlier of September 21, 2003 and the Second Closing Termination Date) in an amount not to exceed the amount of its unused Tranche A Term Commitment, provided, that the aggregate amount of Tranche A Term Loans made on the Final Acquisition Closing Date shall not exceed $180,000,000; provided, further, that if the Acquisition shall not have been consummated on or prior to January 31, 2003, the Tranche A Term Commitments shall automatically and immediately terminate, and (b) each Tranche B Term Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Special Purpose Borrower on the Initial Closing Date in an amount not to exceed the amount of the Tranche B Term Commitment of such Lender, provided, that, upon the occurrence of the Acquisition Closing Date and immediately prior to or concurrently with the release of funds from the Escrow Account, the Special Purpose Borrower shall be merged with and into RHDonnelley and RHDonnelley shall, and does hereby, become the "Borrower" of the Tranche B Term Loans hereunder and shall, and does hereby, assume all of the obligations of the Special Purpose Borrower in respect thereof. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2, 2.3 and 4.3.

                  2.2. Procedure for Tranche B Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Initial Closing Date) requesting that the Tranche B Term Lenders make the Tranche B Term Loans on the Initial Closing Date and specifying the amount to be borrowed. The Tranche B Term Loans made on the Initial Closing Date shall initially be Base Rate Loans and no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan prior to the date that is 15 Business Days after the Initial Closing Date and, thereafter and until the Acquisition Closing Date, no Tranche B Term Loan may be converted into or continued as a Eurodollar Loan with an Interest Period in excess of one month. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Initial Closing Date, each Tranche B Term Lender shall make available to the Administrative Agent, for transfer to the Securities Intermediary for deposit into the Escrow Account pursuant to the Escrow Agreement, an amount in immediately available funds equal to the Tranche B Term Loan to be made by such Lender. All such amounts shall be held in the Escrow Account by the Securities Intermediary for the benefit of the Tranche B Term Lenders until the satisfaction of all conditions precedent set forth in Section
6.2 or otherwise released in accordance with the terms of the Escrow Agreement. Subject to the

Escrow Agreement, upon the written direction of the Administrative Agent, not later than 12:00 Noon, New York City time on the Acquisition Closing Date, the Securities Intermediary shall transfer to the Existing Administrative Agent, the Borrower (or its designee) and the Administrative Agent in accordance with
Section 3(a) of the Escrow Agreement all amounts held by the Securities Intermediary in the Escrow Account by wire transfer in immediately available funds pursuant to the payment instructions set forth in the notice of release delivered by the Administrative Agent pursuant to Section 3(a) of the Escrow Agreement. Upon delivery of the notice of release to the Securities Intermediary pursuant to Section 3(a) of the Escrow Agreement, the Administrative Agent shall credit the account of the Borrower on the books of the Funding Office of the Administrative Agent with the aggregate of the amounts made available to the Securities Intermediary by the Tranche B Term Lenders on the Initial Closing Date and in like funds as received by the Existing Administrative Agent, the Borrower and the Administrative Agent from the Securities Intermediary on the Acquisition Closing Date.

                  2.3. Procedure for Tranche A Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Acquisition Closing Date or, if applicable, the Final Acquisition Closing Date) requesting that the Tranche A Term Lenders make Tranche A Term Loans on the Acquisition Closing Date or, if applicable, the Final Acquisition Closing Date and specifying the amount to be borrowed. The Tranche A Term Loans made on the Acquisition Closing Date or, if applicable, the Final Acquisition Closing Date shall initially be Base Rate Loans. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Tranche A Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Acquisition Closing Date or, if applicable, the Final Acquisition Closing Date, each Tranche A Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Tranche A Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Tranche A Term Lenders.

                  2.4. Repayment of Term Loans. (a) The Tranche A Term Loans of each Tranche A Lender shall mature in 24 consecutive quarterly installments, commencing on March 31, 2003, each of which shall be in an amount equal to such Lender's Tranche A Term Percentage multiplied by the amount set forth below opposite such installment; provided that in the event the Excluded Business is not acquired on the Acquisition Closing Date (i) until such time as the Final Acquisition Closing Date occurs (if ever), each of the amounts set forth below shall be reduced by a percentage equal to the percentage that the unused Tranche A Term Commitments, after giving effect to the consummation of the Acquisition on the Acquisition Closing Date, constitute of the aggregate Tranche A Term Commitments immediately prior to the consummation of the Acquisition on the Acquisition Closing Date and (ii) and the Final Acquisition Closing Date subsequently occurs, (A) each of the amounts set forth below shall be reduced by a percentage equal to the percentage which the unused Tranche A Term Commitments, after giving effect to the consummation of the Acquisition on the Acquisition Closing Date and the acquisition of any Excluded Business Subsidiaries on the Final Acquisition Closing Date, constitute of the aggregate Tranche A Term Commitments immediately prior to the consummation of the Acquisition on the Acquisition Closing Date and (B) the next installment due after the consummation of such acquisition of the Excluded Business Subsidiaries shall be increased by an amount equal to the difference between the aggregate amount that would have been paid prior to such date pursuant to this clause (ii) and the aggregate amount that has been paid prior to such date pursuant to clause (i):

---------------------------------------------------------------
  Installment                       Principal Amount
  -----------                       ----------------
---------------------------------------------------------------
March 31, 2003                        $15,000,000
---------------------------------------------------------------
June 30, 2003                         $15,000,000
---------------------------------------------------------------
September 30, 2003                    $15,000,000
---------------------------------------------------------------
December 31, 2003                     $15,000,000
---------------------------------------------------------------
March 31, 2004                        $20,000,000
---------------------------------------------------------------
June 30, 2004                         $20,000,000
---------------------------------------------------------------
September 30, 2004                    $20,000,000
---------------------------------------------------------------
December 31, 2004                     $20,000,000
---------------------------------------------------------------
March 31, 2005                        $20,000,000
---------------------------------------------------------------
June 30, 2005                         $20,000,000
---------------------------------------------------------------
September 30, 2005                    $20,000,000
---------------------------------------------------------------
December 31, 2005                     $20,000,000
---------------------------------------------------------------
March 31, 2006                        $20,000,000
---------------------------------------------------------------
June 30, 2006                         $20,000,000
---------------------------------------------------------------
September 30, 2006                    $20,000,000
---------------------------------------------------------------
December 31, 2006                     $20,000,000
---------------------------------------------------------------
March 31, 2007                        $25,000,000
---------------------------------------------------------------
June 30, 2007                         $25,000,000
---------------------------------------------------------------
September 30, 2007                    $25,000,000
---------------------------------------------------------------
December 31, 2007                     $25,000,000
---------------------------------------------------------------
March 31, 2008                        $25,000,000
---------------------------------------------------------------
June 30, 2008                         $25,000,000
---------------------------------------------------------------
September 30, 2008                    $25,000,000
---------------------------------------------------------------
December 31, 2008                     $25,000,000
---------------------------------------------------------------

, provided, however, that in the event that there shall be more than $25,000,000 in aggregate principal amount of the Existing Subordinated Notes outstanding on December 1, 2007, the aggregate outstanding unpaid principal amount of the Tranche A Term Loans shall be due and payable on December 1, 2007.

                  (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 30 consecutive quarterly installments, commencing on March 31, 2003, each of which shall be in an amount equal to such Lender's Tranche B Term Percentage multiplied by the amount set forth below opposite such installment:

---------------------------------------------------------------
Installment                  Principal Amount
-----------                  ----------------
---------------------------------------------------------------
March 31, 2003                 $  2,250,000
---------------------------------------------------------------

---------------------------------------------------------------
Installment                  Principal Amount
-----------                  ----------------
---------------------------------------------------------------
June 30, 2003                  $  2,250,000
---------------------------------------------------------------
September 30, 2003             $  2,250,000
---------------------------------------------------------------
December 31, 2003              $  2,250,000
---------------------------------------------------------------
March 31, 2004                 $  2,250,000
---------------------------------------------------------------
June 30, 2004                  $  2,250,000
---------------------------------------------------------------
September 30, 2004             $  2,250,000
---------------------------------------------------------------
December 31, 2004              $  2,250,000
---------------------------------------------------------------
March 31, 2005                 $  2,250,000
---------------------------------------------------------------
June 30, 2005                  $  2,250,000
---------------------------------------------------------------
September 30, 2005             $  2,250,000
---------------------------------------------------------------
December 31, 2005              $  2,250,000
---------------------------------------------------------------
March 31, 2006                 $  2,250,000
---------------------------------------------------------------
June 30, 2006                  $  2,250,000
---------------------------------------------------------------
September 30, 2006             $  2,250,000
---------------------------------------------------------------
December 31, 2006              $  2,250,000
---------------------------------------------------------------
March 31, 2007                 $  2,250,000
---------------------------------------------------------------
June 30, 2007                  $  2,250,000
---------------------------------------------------------------
September 30, 2007             $  2,250,000
---------------------------------------------------------------
December 31, 2007              $  2,250,000
---------------------------------------------------------------
March 31, 2008                 $  2,250,000
---------------------------------------------------------------
June 30, 2008                  $  2,250,000
---------------------------------------------------------------
September 30, 2008             $  2,250,000
---------------------------------------------------------------
December 31, 2008              $  2,250,000
---------------------------------------------------------------
March 31, 2009                 $135,000,000
---------------------------------------------------------------
June 30, 2009                  $135,000,000
---------------------------------------------------------------
September 30, 2009             $135,000,000
---------------------------------------------------------------
December 31, 2009              $135,000,000
---------------------------------------------------------------
March 31, 2010                 $153,000,000
---------------------------------------------------------------
June 30, 2010                  $153,000,000
---------------------------------------------------------------

, provided, however, that in the event that there shall be more than $25,000,000 in aggregate principal amount of the Existing Subordinated Notes outstanding on December 1, 2007, the aggregate outstanding unpaid principal amount of the Tranche B Term Loans shall be due and payable on December 1, 2007.

                  2.5. Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Tranche A Term Lender a commitment fee for the period from and including the Initial Closing Date to the earlier of
(i) the Final Acquisition Closing Date and (ii) the Second Closing Termination Date, with respect to the unused portion of the Tranche A Term Commitment of such Lender during the period for which payment is made and computed at a rate per annum equal to the Commitment Fee Rate, payable quarterly in arrears on the last day of each March, June, September and December and on either the Final Acquisition Closing Date or the Second Closing Termination Date (or, if earlier, the date the unused Tranche A Term

Commitments otherwise terminate), as the case may be, commencing on the first of such dates to occur after the date hereof.

                  2.6. Termination or Reduction of Unused Tranche A Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, if the Excluded Business is not acquired on the Acquisition Closing Date, at any time thereafter, to terminate or reduce the unused Tranche A Term Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Tranche A Term Commitments then in effect.

                  SECTION 3. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

                  3.1. Revolving Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment; provided, that if the Acquisition shall not have been consummated on or prior to January 31, 2003, the Revolving Commitments shall automatically and immediately terminate. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 4.3.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

                  3.2. Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Acquisition Closing Date shall initially be Base Rate Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are Base Rate Loans in other amounts pursuant to Section 3.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. Not more than the sum of (1) $40,000,000 and (2) any purchase price adjustment payable on the Acquisition Closing Date pursuant to the Acquisition Agreement in the aggregate of Revolving Loans and Swingline Loans shall be made on the Acquisition Closing Date.

                  3.3. Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans ("Swingline Loans") to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Revolving Loans hereunder, may exceed the Swingline Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swingline Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

                  3.4. Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by such Swingline Lender not later than 12 Noon, New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 4:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loans to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                  (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day's notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

                  (c) If, prior to the time a Revolving Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in
Section 9(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 3.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Revolving Lenders' Revolving Percentage times (ii) the sum of the aggregate principal amount of relevant Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

                  (d) Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount in respect of Swingline Loans made by the Swingline Lender, the Swingline Lender receives any payment on account of such Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all such Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

                  (e) Each Revolving Lender's obligation to make the Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure

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                                                                              37

to satisfy any of the other conditions specified in Section 6; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  3.5. Commitment and Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Initial Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Administrative Agent and the Lead Arrangers the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                  3.6. Termination or Reduction of Revolving Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

                  3.7 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.10(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit after the day that is 30 days before the Revolving Termination Date; provided, further, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (x) the L/C Obligations would exceed the L/C Commitment or (y) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) expire no later than the earlier of (A) the first anniversary of its date of issuance and (B)
(1) if such Letter of Credit is a standby Letter of Credit, the date that is five Business Days prior to the Revolving Termination Date, or (2) if such Letter of Credit is a commercial Letter of Credit, the date that is 30 days before the Revolving Termination Date and (iii) be payable upon presentation of sight drafts; provided, further, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above).

                  (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.8 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the applicable Issuing Lender at its address for notices specified herein, with a copy to the Administrative Agent, a Letter of Credit Request, accompanied by such other certificates, documents or other papers as may be requested by the Issuing Lender, including such Issuing Lender's standard form of application. Upon receipt of a Letter of Credit Request, the applicable Issuing Lender will process such request in accordance with its customary procedures and shall issue the Letter of Credit requested thereby after securing the Administrative Agent's authorization to do so (but in no event shall the applicable Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Request and all such other certificates, documents and other papers and information relating thereto). Promptly after the issuance of or amendment to a standby Letter of Credit, the Issuing Lender shall notify the Administrative Agent and the Borrower, in writing, of such issuance or amendment, and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of the notice, the Administrative Agent shall promptly notify the Lenders of such issuance or amendment and, if so requested by any Lender, the Administrative Agent shall furnish such Lender with copies of the issuance or amendment. With regard to any commercial Letter of Credit, the Issuing Lender shall on the first Business Day of each week provide the Administrative Agent by facsimile with a report detailing the daily aggregate outstanding amount of such Letters of Credit issued by the Issuing Lender for the previous week.

                  3.9 Fees and Other Charges. (a) The Borrower will pay a participation fee to the Administrative Agent for the ratable benefit of the Lenders on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Facility, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.25% per annum (and, in any event, no less than $500 per year) on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.10 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant's obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 6, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing

                  (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.10(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Facility. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.10(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.11 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 10:00 A.M., New York City time, or (ii) if clause
(i) above does not apply, the

Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 4.5(b) and (y) thereafter, Section 4.5(c).

                  3.12 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.13 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                  3.14 Letter of Credit Requests. To the extent that any provision of any Letter of Credit Request or any Issuing Lender's standard form of application referred to in Section 3.8 is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                    SECTION 4. GENERAL PROVISIONS APPLICABLE
                               TO LOANS AND LETTERS OF CREDIT

                  4.1. Optional Prepayments. (a) Subject to Section 4.2(i), the Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 1:00 P.M., New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 11:00 A.M., New York City time, on the date thereof, in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 4.11. Upon receipt of any such notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  (b) Notwithstanding anything to the contrary in Section 4.1(a) or 4.8, with respect to the amount of any optional prepayment described in
Section 4.1(a) that is allocated to Tranche B Term Loans (such amounts, the "Optional Tranche B Prepayment Amount"), at any time when Tranche A Term Loans (or, if applicable, Tranche A Term Commitments) remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in Sections 4.1(a) and 4.8, on the date specified in Section 4.1(a) for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each an "Optional Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Optional Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Optional Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, (ii) any unused Tranche A Term Commitments shall first be reduced and then, the Tranche A Term Loans shall be prepaid in an aggregate amount equal to the portion of the Optional Tranche B Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans to the extent so required.

                  4.2. Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by any Group Member (other than Excluded Indebtedness), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in Section 4.2(g); provided that (i) to the extent that the Consolidated Leverage Ratio as of the date of incurrence of Indebtedness pursuant to Section 8.2(a)(xv), calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness (and any required repayments hereunder), is greater than or equal to 4.0 to 1.0 but less than 5.0 to 1.0, in each case after giving effect thereto, only 75% of the Net Cash Proceeds of such Indebtedness shall be applied on the date of such incurrence toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving

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                                                                              42

Commitments as set forth in Section 4.2(g) and (ii) to the extent that the Consolidated Leverage Ratio as of the date of incurrence of Indebtedness pursuant to Section 8.2(a)(xv), calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness (and any required repayments hereunder), is less than 4.0 to 1.0 after giving effect thereto, only 50% of the Net Cash Proceeds of such Indebtedness shall be applied on the date of such incurrence toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in Section 4.2(g).

                  (b) If any Capital Stock shall be issued or sold by any Group Member (other than issuances of Capital Stock to any Group Member or as contemplated by Section 8.6(d)), an amount equal to 50% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or sale toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in Section 4.2(g).

                  (c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, an amount equal to 100% of such Net Cash Proceeds shall be applied on such date toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in
Section 4.2(g); provided, that (i) notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans (and, if applicable, the reduction of any unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in Section 4.2(g) and (ii) the Borrower shall use the Net Cash Proceeds of any Disposition to prepay Term Loans (and, if applicable, reduce any unused Tranche A Term Commitments) and reduce the Revolving Commitments as set forth in Section 4.2(g) to the extent necessary to avoid having to prepay or to offer to prepay any of the Notes, the Existing Subordinated Notes or any Additional High Yield Debt.

                  (d) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans (and, if applicable, the reduction of the unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in Section 4.2(g). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in
Section 7.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (e) In the event that the amounts on deposit in the Escrow Account are released (other than, upon satisfaction of the conditions set forth therein, to finance the Acquisition and to repay the obligations outstanding under the Existing Credit Agreement), including as a result of a Special Mandatory Prepayment Event or pursuant to Section 3(f) of the Escrow Agreement, the Administrative Agent shall apply an amount equal to 100% of such funds received by the Administrative Agent from the Securities Intermediary toward the prepayment of the Tranche B

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                                                                              43

Term Loans and the payment of accrued interest in respect thereof. If a Special Mandatory Prepayment Event shall occur but the funds released to the Administrative Agent from the Escrow Account, as described in the preceding sentence, are insufficient to prepay in full the Tranche B Term Loans and the accrued interest in respect thereof, the Borrower shall, within one Business Day of written notice from the Administrative Agent, pay any remaining principal amount of Tranche B Term Loans outstanding and any remaining accrued interest or other amounts owing in respect thereof.

                  (f) If on any date any Group Member shall receive any payment from any party under any escrow or indemnification arrangements under the Acquisition Documentation or as a direct or indirect result of any breach of any term or provision of the Acquisition Documentation or otherwise in respect of any claim by any Group Member arising out of the Acquisition, the Borrower shall apply 100% of such payment on the date of receipt toward the prepayment of the Term Loans (and, if applicable, the reduction of the unused Tranche A Term Commitments) and the reduction of the Revolving Commitments as set forth in
Section 4.2(g).

                  (g) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 4.2 shall be applied, first, to prepay the Term Loans (and, if applicable, to reduce the unused Tranche A Term Commitments, which commitments shall be reduced prior to any prepayment of Tranche A Term Loans) and, second, to reduce permanently the Revolving Commitments. Any such reduction of the Revolving Commitments shall be accompanied by prepayment of the Revolving Loans and/or Swingline Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to Section 4.2 shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 4.2 (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (h) Notwithstanding anything to the contrary in Section 4.2(g) or 4.8, with respect to the amount of any mandatory prepayment described in
Section 4.2 that is allocated to Tranche B Term Loans (such amounts, the "Tranche B Prepayment Amount"), at any time when Tranche A Term Loans (or, if applicable, Tranche A Term Commitments) remain outstanding, the Borrower will, in lieu of applying such amount to the prepayment of Tranche B Term Loans as provided in paragraph (g) above, on the date specified in Section 4.2 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Lender a Prepayment Option Notice as described below. As promptly as practicable after receiving such notice from the Borrower, the Administrative Agent will send to each Tranche B Lender a Prepayment Option Notice, which shall be in the form of Exhibit G, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is 10 Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the Tranche B Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loans. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the relevant Tranche B Lenders the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment as described above, (ii) any unused Tranche A Term Commitments shall first be reduced and then, the Tranche A Term Loans shall be prepaid in an aggregate amount equal to the portion of the Tranche B Prepayment Amount not accepted by the relevant Lenders, and such amount shall be applied to the prepayment of the Tranche A Term Loans to the extent so required.

                  (i) Each mandatory prepayment pursuant to Section 4.2(a) in respect of the Tranche B Term Loans or any prepayment in connection with a refinancing of this Agreement, in each case on or prior to the second anniversary of the Closing Date, shall be accompanied by a prepayment premium equal to (i) if such prepayment is made prior to the first anniversary of the Closing Date, 2.0% of the principal amount of such prepayment and (ii) if such prepayment is made on or after the first anniversary of the Closing Date and on or prior to the second anniversary of the Closing Date, 1.0% of the principal amount of such prepayment.

                  (j) Notwithstanding anything to the contrary in Section 4.2(g) or 4.8, if the Tender Offer is consummated but not all the Existing Subordinated Notes are refinanced thereby, the Borrower shall, on the earlier of the third Business Day following the date that Existing Subordinated Notes are purchased pursuant to the Tender Offer and the release of the relevant funds from the Notes Escrow, apply an amount equal to the aggregate principal amount of Existing Subordinated Notes not refinanced pursuant to the Tender Offer, first, to prepay (without any reduction in the Revolving Commitments) any outstanding Revolving Loans (other than any Revolving Loans used to finance any purchase price adjustment payable on the Acquisition Closing Date pursuant to the Acquisition Agreement) and, second, to prepay the Term Loans (and, if applicable, to reduce any unused Tranche A Term Commitments, which commitments shall be reduced prior to any prepayment of Tranche A Term Loans).

                  4.3. Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the

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                                                                              45

Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  4.4. Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 20 Eurodollar Tranches shall be outstanding at any one time.

                  4.5.     Interest Rates and Payment Dates. (a) Each
Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Facility plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  4.6. Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that,

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                                                                              46

with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 4.5(a).

                  4.7. Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                  4.8. Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment or participation fees and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Tranche A Term Percentages, Tranche B Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders.

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                                                                              47

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders (except as otherwise provided in Sections 4.1(b), 4.2(e), 4.2(h) and 4.2(j)), provided that, for purposes of Sections 4.1(b), 4.2(g) and 4.2(h), any unused Tranche A Term Commitment shall, for purposes of the foregoing, be treated the same as outstanding Tranche A Term Loans. The amount of each principal prepayment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and Tranche B Term Loans, as the case may be, pro rata based upon the then remaining principal amount thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  4.9. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.10 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender on an after-tax basis for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower in writing (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled, which notice shall set forth in reasonable detail the basis for the calculation of such amounts.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.10. Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if

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                                                                              50

any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible after payment thereof the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

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                                                                              51

                  (f) If any Agent or any Lender determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.10, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
4.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.11. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto (including, without limitation, any such prepayment from funds released from the Escrow Account). Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  4.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.9 or 4.10(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such

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                                                                              52

designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 4.9 or 4.10(a).

                  4.13. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 4.9 or 4.10(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 4.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.9 or 4.10(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 4.11 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 11.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 4.9 or 4.10(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  4.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Promissory Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 4.14(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans, Revolving Credit Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit I-1, I-2 or I-3, respectively, with appropriate insertions as to date and principal amount.

                  4.15. Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

                  5.1. Financial Condition. (a) The unaudited pro forma consolidated balance sheet and statement of operations of Holdings and its consolidated Subsidiaries as at September 30, 2002, (including the notes thereto) (the "Pro Forma Financial Statements"), copies of which will be or have been furnished to each Lender, giving effect (as if such events had occurred on such date or the first day of the relevant period, as the case may be) to (i) the consummation of the Acquisition, (ii) the Refinancing, (iii) the Equity Investment, (iv) the Loans to be made (or otherwise outstanding) on the Acquisition Closing Date and the issuance of the Notes and the use of proceeds thereof and (v) the payment of fees, expenses and debt repayment premiums in connection with the foregoing. The Pro Forma Financial Statements were prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly on a pro forma basis the estimated financial position and operations of Holdings and its consolidated Subsidiaries as at September 30, 2002 or for the relevant period, as the case may be, assuming that the events specified in the preceding sentence had actually occurred at such date or the first day of the relevant period, as the case may be.

                  (b) The audited consolidated balance sheets of Holdings as at December 31, 1999, December 31, 2000 and December 31, 2001 and the related consolidated statements of operations and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The

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                                                                              54

unaudited consolidated balance sheet of Holdings as at September 30, 2002, and the related unaudited consolidated statements of operations, cash flows and changes in shareholders equity for the nine-month period ended on such date, present fairly the consolidated financial condition of Holdings as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in the preceding sentence (it being understood that with respect to Guarantee Obligations, the underlying debt is so reflected). During the period from December 31, 2001 to and including the date hereof there has been no Disposition by Holdings or any of its Subsidiaries of any material part of its business or property.

                  (c) The audited balance sheets of DonTech II as at December 31, 1999, December 31, 2000 and December 31, 2001, and the related statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the financial condition of DonTech II as at such date, and the results of its operations and cash flows for the respective fiscal years then ended. The unaudited balance sheet of DonTech II as at September 30, 2002, and the related unaudited statements of income and cash flows for the nine-month period ended on such date, present fairly the financial condition of DonTech II as at such date, and the results of its operations and cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). DonTech II does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph.

                  5.2. No Change. Since December 31, 2001, there has been no development, circumstance or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  5.3. Corporate Existence; Compliance with Law. Each Group Member and the Material Joint Venture (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, in each case with respect to clauses (c) and (d), except to the extent that the failure to

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                                                                              55

comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  5.4. Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 5.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect (except, with respect to consents, authorizations, filings and notices solely in connection with the Acquisition, as could not reasonably be expected to have a Material Adverse Effect) and (ii) the filings referred to in Section 5.18. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  5.5. No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member or the Material Joint Venture and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Holdings, the Borrower or any of its Subsidiaries or the Material Joint Venture could reasonably be expected to have a Material Adverse Effect.

                  5.6. Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or the Material Joint Venture or against any of their respective properties or revenues (a) with respect to the Acquisition (including, if applicable, the acquisition of the Excluded Business pursuant to Section 1.8 of the Acquisition Agreement), any of the Loan Documents, the Existing Credit Agreement, the Existing Subordinated Debt Documents, the Acquisition Documentation or the Material Agreements or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  5.7. No Default. No Group Member or the Material Joint Venture is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably

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                                                                              56

be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8. Ownership of Property; Liens. Each Group Member and the Material Joint Venture has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by Section 8.3.

                  5.9. Intellectual Property. Each Group Member and the Material Joint Venture owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim that could reasonably be expected to have a Material Adverse Effect. The use of Intellectual Property by each Group Member and the Material Joint Venture does not infringe on the rights of any Person, except to the extent the same could not reasonably be expected to have a Material Adverse Effect.

                  5.10. Taxes. Each Group Member and the Material Joint Venture has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries or the Material Joint Venture, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  5.12. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those

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                                                                              57

assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  5.13. Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party or the Material Joint Venture is a "holding company", or a company "controlled" by a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  5.14. Subsidiaries and Joint Ventures. (a) As of the Initial Closing Date, (i) Schedule 5.14(a) sets forth the name and jurisdiction of incorporation of each Subsidiary, the Material Joint Venture and each other partnership or joint venture to which the Borrower is a party or in which the Borrower has an economic interest on the Initial Closing Date and, as to each such Subsidiary, the Material Joint Venture and each such other partnership or joint venture, as the case may be, the percentage of each class of Capital Stock (or other economic interest) owned by any Loan Party and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower, any Subsidiary or the Material Joint Venture, except as created by the Loan Documents.

                  (b) After giving effect to the Acquisition, (i) Schedule
5.14 (b) (as supplemented in writing on or prior to the Acquisition Closing Date or the Final Acquisition Closing Date, as the case may be) sets forth the name and jurisdiction of incorporation of each new Subsidiary acquired on the Acquisition Closing Date or the Final Acquisition Closing Date, as the case may be, and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (ii) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  5.15. Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisition and the Refinancing and to pay related fees, expenses and debt repayment premiums. The proceeds of the Revolving Loans shall be used to finance a portion of the Acquisition and the Refinancing and to pay related fees, expenses and debt repayment premiums and, following the consummation of the Acquisition, shall be used, together with the proceeds of the Swingline Loans and the Letters of Credit, for general corporate purposes.

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                                                                              58

                  5.16. Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by any Group Member or the Material Joint Venture (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) no Group Member or the Material Joint Venture has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member or the Material Joint Venture (the "Business"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member or the Material Joint Venture is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no Release or threat of Release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member or of the Material Joint Venture in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Business; and

                  (g) no Group Member or Material Joint Venture has assumed any liability of any other Person under Environmental Laws.

                  5.17. Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memoranda or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions

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                                                                              59

contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memoranda, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the Acquisition Closing Date and, if applicable, the Final Acquisition Closing Date, the representations and warranties of Holdings contained in the Acquisition Documentation are or will be true and correct in all material respects (except to the extent such representations and warranties relate to a specific date, then as of such date). On the date hereof, there is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memoranda or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  5.18. Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 5.18(a) in appropriate form are filed in the offices specified on
Schedule 5.18(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except Liens permitted by Section 8.3).

                  (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 5.18(b) (as supplemented in writing on or prior to the Acquisition Closing Date or the Final Acquisition Closing Date, as the case may be), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person.
Schedule 1.1 lists, as of the Initial Closing Date, and as anticipated on the Acquisition Closing Date and, if applicable, the Final Acquisition Closing Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by the Borrower or any of its Subsidiaries.

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                                                                              60

                  (c) The Escrow Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Escrow Account and all amounts and other property held therein. Upon the execution and delivery of the Securities Account Control Agreement, the Escrow Agreement shall constitute a fully perfected Lien on, and security interest in, all rights of the Special Purpose Borrower in the Collateral (as defined in the Escrow Agreement) and the proceeds thereof, as security for the Secured Obligations (as defined in the Escrow Agreement), in each case prior and superior in right to any other Person.

                  5.19. Solvency. The Loan Parties, taken as a whole, are, and after giving effect to the Acquisition (and, if applicable, after giving effect to the acquisition of the Excluded Business pursuant to Section 1.8 of the Acquisition Agreement), the Refinancing, the Equity Investment (and the transactions and other arrangements contemplated by each of the Acquisition, the Refinancing and the Equity Investment) and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  5.20. Senior Debt. The Obligations constitute "Senior Debt" and "Designated Senior Debt" of the Borrower and each Subsidiary Guarantor under and as defined in the Senior Subordinated Notes Indenture and the Existing Subordinated Debt Documents, respectively.

                  5.21. Regulation H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                  5.22. Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Existing Credit Agreement, the Existing Subordinated Debt Documents, the Acquisition Documentation, the Notes Indentures, the documents relating to the Tender Offer and the Material Agreements, including any amendments, supplements or modifications with respect to any of the foregoing.

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1. Conditions to Effectiveness of Agreement and Initial Escrowed Extension of Credit. The effectiveness of this Agreement and the agreement of each Tranche B Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Initial Closing Date (but in any event no later than December 9, 2002), of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, or, in the case of the Lenders, an Addendum, executed and delivered by each Agent, Holdings, the Borrower and each Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor,
         (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (iv) the Escrow Agreement executed and delivered by the

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                                                                              61

         Special Purpose Borrower, RHDonnelley, the Administrative Agent, the Securities Intermediary and the Existing Administrative Agent, (v) the Securities Account Control Agreement executed and delivered by the Special Purpose Borrower, the Administrative Agent and the Securities Intermediary and (vi) the Lien Subordination Agreement executed and delivered by Holdings, RHDonnelley, the Special Purpose Borrower, the Subsidiaries of the Borrower party thereto, the Administrative Agent and the Existing Administrative Agent.

                  (b) Notes. (i) The Special Purpose Issuer shall have issued Senior Unsecured Notes in an aggregate principal amount of $325,000,000 and Senior Subordinated Notes in an aggregate principal amount of $600,000,000 on terms and conditions satisfactory to the Agents and
         (ii) the Borrower or the Special Purpose Issuer shall have deposited $951,184,000 with Deutsche Bank Trust Company Americas, in its capacity as escrow agent for the holders of the Notes, in the Notes Escrow on terms and conditions satisfactory to the Agents.

                  (c) Financial Statements. The Lenders shall have received the financial statements referred to in Section 5.1.

                  (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

                  (e) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in each of the jurisdictions where assets of the Loan Parties and the Material Joint Venture are located (within the meaning of the Uniform Commercial
         Code), and such search shall reveal no liens on any of the assets of the Loan Parties or the Material Joint Venture, except for liens permitted by Section 8.3 or discharged on or prior to the Initial Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (f) Environmental Audit. The Administrative Agent shall have received Transaction Screens with respect to the real properties owned by the Borrower and its Subsidiaries and with respect to the property leased by the Borrower at 6001 Hospitality Court, Morrisville, North Carolina, and the Agents shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety liabilities and exposures to which the Group Members may be subject.

                  (g) Expenses. The Lenders and the Agents shall have received all expenses required to be paid or reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel) on or before the Initial Closing Date. All such amounts will be paid with proceeds of Loans made on the Initial Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Initial Closing Date.

                  (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Initial Closing Date, substantially in the form of

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                                                                              62

         Exhibit C, with appropriate insertions and attachments including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and a long form good standing certificate for each Loan Party from its jurisdiction of organization.

                  (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Jones, Day, Reavis & Pogue, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1; and

                           (ii) the legal opinion of Robert J. Bush, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent (or its agent) shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement as of the Initial Closing Date, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement as of the Initial Closing Date endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein as of the Initial Closing Date, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

                  (l) Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer of Holdings certifying as to the solvency of the Loan Parties, taken as a whole, on the Initial Closing Date.

                  (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 7.5(b) hereof and Section 5.2(b) of the Guarantee and Collateral Agreement with respect to the grantors parties thereto.

                  (n) Amendments to Existing Credit Agreement; Designation of Unrestricted Subsidiaries. The Agents shall have received evidence satisfactory to them that the Existing Credit Agreement has been amended or modified in order to permit the Loan Parties to execute, deliver and perform this Agreement and the other Loan Documents, to borrow hereunder and to use the proceeds hereof and to permit the issuance of the Notes

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                                                                              63

         and the Notes Escrow in a manner that will not violate the terms and provisions of the Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that the Special Purpose Borrower and the Special Purpose Issuer shall each have been designated as "Unrestricted Subsidiaries" under the Existing Subordinated Debt Documents pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                  (o) Escrow Account; Related Documents. A minimum of $908,230,000 shall be deposited into the Escrow Account on the Initial Closing Date. The Administrative Agent shall also have received such legal opinions, certificates and other documents as it may reasonably request in connection with the Escrow Agreement.

                  (p) Minimum Consolidated EBITDA. Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters prior to the Acquisition Closing Date (for which financial statements are available), determined on a pro-forma basis in accordance with Regulation S-X under the Securities Act of 1933, as amended, or as otherwise approved by the Agents, without giving effect to the restructuring charge of $18,600,000 and the investment impairment charge of $11,400,000 taken in the fourth quarter of 2001 but after giving effect (as if such events had occurred on the first day of such period but only to the extent such events would impact the calculation of Consolidated EBITDA in accordance with GAAP) to (i) the consummation of the Acquisition (assuming the acquisition of the Excluded Business, even if such business is not acquired on the Acquisition Closing Date),
         (ii) the Loans to be made (or otherwise outstanding) on the Acquisition Closing Date and the issuance of the Notes and the use of the proceeds thereof, (iii) the Refinancing, (iv) the Equity Investment and (v) the payment of fees, expenses and debt repayment premiums in connection with the foregoing, shall be no less than $395,000,000.

                  (q) Acquisition Documentation. The Acquisition Documentation shall not have been terminated and shall be in full force and effect.

                  6.2. Conditions to Initial Extensions of Credit under the Tranche A Term Facility and the Revolving Facility and Release of the Tranche B Term Loans from Escrow. The agreement of each Tranche A Term Lender and each Revolving Lender to make their respective initial extensions of credit requested to be made by them and the release of the Tranche B Term Loans from the Escrow Account are subject to the satisfaction of the following conditions precedent:

                  (a) Acquisition, etc. The following transactions shall have been or shall concurrently be consummated, in each case on terms and conditions reasonably satisfactory to each Agent:

                           (i) The Borrower shall acquire all of issued and outstanding shares of Capital Stock of the Companies from the Sellers pursuant to the Acquisition Agreement for a purchase price not to exceed $2,230,000,000 (subject to adjustment for working capital as provided in the Acquisition Agreement); provided that the Excluded Business

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                                                                              64

         shall not be required to be sold to the Borrower on or prior to the Acquisition Closing Date to the extent provided in Section 1.8 of the Acquisition Agreement;

                           (ii) Holdings shall have received at least
         $198,000,000 in net proceeds from the issuance of the Preferred Stock by Holdings to Goldman Sachs or any other Person, and such proceeds shall have been contributed to the Borrower as common equity;

                           (iii) A portion of the proceeds from the issuance of the Notes shall have been released to the Borrower from the Notes Escrow, together with any other amounts on deposit therein, in an aggregate amount equal to (A) the aggregate amount on deposit therein minus (B) the amount necessary to (1) repurchase the Existing Subordinated Notes that have been validly tendered and not withdrawn pursuant to the Tender Offer, plus accrued interest thereon or (2) redeem Senior Subordinated Notes in an aggregate principal amount of $150,000,000 plus accrued interest thereon, and a Responsible Officer of the Borrower shall have delivered a certificate to the Administrative Agent to such effect;

                           (iv) the Administrative Agent shall have received satisfactory evidence that the fees, expenses and debt repayment premiums incurred in connection with the Acquisition, the Refinancing, the Equity Investment (and the transactions and other arrangements contemplated by each of the Acquisition, the Refinancing and the Equity Investment) shall not exceed $105,000,000;

                           (v) the Administrative Agent shall have received satisfactory evidence that (A) the Existing Credit Agreement shall have been terminated and all amounts thereunder shall have been repaid in full and (B) satisfactory arrangements shall have been made for the release of all Liens granted in connection therewith and the discharge of all other obligations in connection therewith; and

                           (vi) the Administrative Agent shall have received satisfactory evidence that the Special Purpose Borrower shall have been merged with and into the Borrower, with the Borrower as the surviving entity, including, without limitation, a true, correct and complete copy of the related certificate of merger or agreement of merger filed by the Borrower with the Secretary of State of the State of Delaware.

                  (b) Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) a Supplement to the Guarantee and Collateral Agreement, executed and delivered by the Companies and each of their Subsidiaries (other than the Subsidiaries which own the Excluded Business (the "Excluded Business Subsidiaries") to the extent the Excluded Business is not acquired on the Acquisition Closing Date) and (ii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each such Person (or any of its Subsidiaries) which is an Issuer (as defined therein) but is not a Loan Party.

                  (c) Financial Statements. The Lenders shall have received copies of all financial statements described in Section 3.6 of the Acquisition Agreement or then required to be

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                                                                              65

         delivered by the Sellers to Holdings pursuant to Section 5.2(e) of the Acquisition Agreement.

                  (d) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Acquisition, the Refinancing, the Equity Investment (and the transactions and other arrangements contemplated by each of the Acquisition, the Refinancing and the Equity Investment), the continuing operations of the Group Members (including all new Subsidiaries acquired by the Borrower pursuant to the Acquisition Agreement on or prior to the Acquisition Closing Date) and the financing contemplated hereby shall have been obtained and be in full force and effect (except, with respect to consents, authorizations, filings and notices solely in connection with the Acquisition, as could not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Acquisition or the financing contemplated hereby.

                  (e) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in each of the jurisdictions where assets of the Companies and each of their Subsidiaries (other than the Excluded Business Subsidiaries to the extent the Excluded Business is not acquired on the Acquisition Closing
         Date) are located (within the meaning of the Uniform Commercial Code), and such search shall reveal no Liens on any of the assets of such Loan Parties, except for Liens permitted by Section 8.3 or discharged on or prior to the Acquisition Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (f) Environmental Audit. The Administrative Agent shall have received Transaction Screens with respect to the real properties owned by the Borrower and its Subsidiaries, and the Agents shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety liabilities and exposures to which the Group Members may be subject.

                  (g) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Acquisition Closing Date. All such amounts will be paid with proceeds of Loans made on the Acquisition Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Acquisition Closing Date.

                  (h) Closing Certificate. The Administrative Agent shall have received a certificate of each Company and each of its Subsidiaries (other than the Excluded Business Subsidiaries to the extent that the Excluded Business is not acquired on the Acquisition Closing Date), dated the Acquisition Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments including the certificate of incorporation of each such Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each such Loan Party from its jurisdiction of organization.

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                                                                              66

                  (i) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Jones, Day, Reavis & Pogue, in form and substance satisfactory to the Administrative Agent;

                           (ii) the legal opinion of Robert J. Bush, Esq., in form and substance satisfactory to the Administrative Agent; and

                           (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require but, in any event with respect to the opinions described in clauses (i) and (ii) above, shall be substantially similar in form, substance and scope as the opinions delivered pursuant to
         Section 6.1(i).

                  (j) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement as of the Acquisition Closing Date, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement as of the Acquisition Closing Date endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (k) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein as of the Acquisition Closing Date, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

                  (l) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property to be subject to a Mortgage as of the Acquisition Closing Date as described on Schedule 1.1 (the "Acquisition Closing Date Mortgaged Properties"), executed and delivered by a duly authorized officer of each party thereto.

                           (ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Acquisition Closing Date Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner

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                                                                              67

         satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which must show the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof;
         (C) all access and other easements appurtenant to the sites (or if the surveyor is not able to locate an easement, the survey shall include a note to that effect); (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded or apparent from a physical inspection of the sites; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; and
         (F) the flood zone designations, if any, in which the Acquisition Closing Date Mortgaged Properties are located.

                           (iii) The Administrative Agent shall have received in respect of each Acquisition Closing Date Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent (but in any event not in excess of the fair market value of such Acquisition Closing Date Mortgaged Property); (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Acquisition Closing Date Mortgaged Property free and clear of all defects and encumbrances, except as provided in Section 8.3 or as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies);
         (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (iv) If requested by the Administrative Agent, and to the extent available at commercially reasonable rates, the Administrative Agent shall have received a policy of flood insurance that (1) covers any parcel of improved real property that is located in a flood zone and encumbered by any Mortgage as of the Acquisition Closing Date (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and
         (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage.

                           (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above.

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                                                                              68

                  (m) Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer of Holdings certifying as to the solvency of the Loan Parties, taken as a whole, on the Acquisition Closing Date.

                  (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 7.5(b) hereof and Section 5.2(b) of the Guarantee and Collateral Agreement.

                  (o) Control Agreements. The Administrative Agent shall have received control agreements executed by all parties thereto with respect to each Deposit Account (as defined in the Guarantee and Collateral Agreement) or Securities Account (as defined in the Guarantee and Collateral Agreement) pledged by any Loan Party to the Administrative Agent pursuant to the Guarantee and Collateral Agreement (subject to the proviso in Section 7.10(e) hereof), in each case in form and substance satisfactory to the Administrative Agent.

                  6.3. Conditions to Final Acquisition Closing Date. The agreement of each Tranche A Term Lender to make the extensions of credit requested to be made by it on the Final Acquisition Closing Date is subject to the satisfaction of the following conditions precedent:

                  (a) Acquisition of Excluded Business. The Borrower shall acquire all of issued and outstanding shares of Capital Stock of the relevant Excluded Business Subsidiaries from the Sellers, for a purchase price not to exceed the amount provided in Section 1.8 of the Acquisition Agreement (the "Excluded Business Acquisition") and the Administrative Agent shall have received satisfactory evidence, including a certificate from a Responsible Officer, that the Second Closing shall have been consummated in accordance with the terms of
         Section 1.8 of the Acquisition Agreement.

                  (b) Guarantee and Collateral Agreement. The Administrative Agent shall have received (i) a Supplement to the Guarantee and Collateral Agreement, executed and delivered by each Excluded Business Subsidiary acquired by the Borrower pursuant to the Excluded Business Acquisition on the Final Acquisition Closing Date and (ii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each new Issuer (as defined therein) acquired by the Borrower pursuant to the Excluded Business Acquisition on the Final Acquisition Closing Date, if any, that is not a Loan Party.

                  (c) Approvals. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Excluded Business Acquisition, the continuing operations of the Group Members (including, the Excluded Business Subsidiaries) and the financing contemplated hereby shall have been obtained and be in full force and effect (except, with respect to consents, authorizations, filings and notices solely in connection with the Excluded Business Acquisition, as could not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Excluded Business Acquisition or the financing contemplated hereby.

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                                                                              69

                  (d) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search in each of the jurisdictions where assets of each relevant Excluded Business Subsidiary are located (within the meaning of the Uniform Commercial
         Code), and such search shall reveal no Liens on any of the assets of such Subsidiaries, except for Liens permitted by Section 8.3 or discharged on or prior to the Final Acquisition Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                  (e) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Final Acquisition Closing Date. All such amounts will be paid with proceeds of Loans made on the Final Acquisition Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Final Acquisition Closing Date.

                  (f) Closing Certificate. The Administrative Agent shall have received a certificate of each relevant Excluded Business Subsidiary, dated the Final Acquisition Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments including the certificate of incorporation of each such Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each such Loan Party from its jurisdiction of organization.

                  (g) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Jones, Day, Reavis & Pogue, in form and substance satisfactory to the Administrative Agent;

                           (ii) the legal opinion of Robert J. Bush, Esq., in form and substance satisfactory to the Administrative Agent; and

                           (iii) to the extent consented to by the relevant counsel, each legal opinion, if any, delivered in connection with the Second Closing under the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require but, in any event with respect to the opinions described in clauses (i) and (ii) above, shall be substantially similar in form, substance and scope as the opinions delivered pursuant to
         Section 6.1(i).

                  (h) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement as of the Final Acquisition Closing Date, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement

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                                                                              70

         as of the Final Acquisition Closing Date endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (i) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein as of the Final Acquisition Closing Date, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.3), shall be in proper form for filing, registration or recordation.

                  6.4. Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including any extension of credit on the Initial Closing Date, the Acquisition Closing Date or thereafter, as applicable) is subject to the satisfaction of the following conditions precedent:

                  (a) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date except to the extent such representations and warranties relate to a specified date, then as of such date.

                  (c) Certificate. At the request of the Administrative Agent, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying the satisfaction of the conditions set forth in Sections 6.4(a) and 6.4(b).

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 6.4 have been satisfied.

                        SECTION 7. AFFIRMATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the Borrower shall, and the Borrower shall cause each of its Subsidiaries to:

                  7.1. Financial Statements. Furnish to the Administrative Agent (with copies for each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations cash flows and changes in shareholders'

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                                                                              71

         equity for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations for such quarter and the portion of the fiscal year through the end of such quarter and statements of changes in shareholders' equity and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event within 90 days after the end of each fiscal year of the Material Joint Venture, a copy of the audited balance sheet of the Material Joint Venture as at the end of such year and the related audited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without "giving concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing; and

                  (d) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Material Joint Venture, the unaudited balance sheet of the Material Joint Venture as at the end of such quarter and the related unaudited statements of income for such quarter and the portion of the fiscal year through the end of such quarter and the unaudited statement of cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  7.2. Certificates; Other Information. Furnish to the Administrative Agent (with copies for each Lender) (or, in the case of clause
(g), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 7.1(a) and (b), (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Initial Closing Date);

                  (c) as soon as available, and in any event no later than 30 days after the commencement for each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet and related consolidated statements of projected operations and cash flow as of the end of such fiscal year and the assumptions used therein), in each case with supporting commentary and discussion and in form reasonably satisfactory to the Administration Agent, and, promptly when available, any material revision of such budget (collectively, the "Projections");

                  (d) if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended, within 45 days after the end of each fiscal quarter of the Borrower or 90 days in the case of the last fiscal quarter of each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Notes Escrow, the Notes Indentures, the Material Agreements, the Existing Credit Agreement, the Existing Subordinated Debt Documents or the Acquisition Documentation;

                  (f) within five days after the same are sent, copies of all financial statements and reports that Holdings, the Borrower or the Material Joint Venture sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that Holdings, the Borrower or the Material Joint Venture may make to, or file with, the SEC;

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                                                                              73

                  (g) promptly following receipt thereof, copies of financial statements required to be delivered by the Sellers pursuant to Section 5.2(e) of the Acquisition Agreement; and

                  (h) promptly, such additional financial and other information, including, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of their respective Subsidiaries or the Material Joint Venture, and compliance with the terms of any Loan Document, Acquisition Documentation or Material Agreement, as the Administrative Agent or any Lender may from time to time reasonably request.

                  7.3. Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  7.4. Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 8.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.5. Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  7.6. Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants (with respect to any of the foregoing in this clause (b) relating to the Material Joint Venture, subject to confidentiality provisions contained in the agreements listed on
Schedule 7.6 pursuant to which information may not be disclosed to the Borrower and therefore may not be disclosed by the Borrower to the Lenders, in each case as such agreements may be amended (so long as the confidentiality provisions remain comparable or substantially similar or are consistent with such provision prior to such amendment) or any agreement containing comparable or substantially similar confidentiality provisions or confidentiality provisions consistent with the foregoing). In addition, Holdings and the Borrower will, and will cause each of its Subsidiaries to, use its reasonable efforts to give the Lenders the rights set forth in Section 7.6(b) with respect to the Material Joint Venture.

                  7.7. Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of any Group Member or, to the knowledge of the Borrower, of the Material Joint Venture, in each case which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding that may exist at any time between (A) any Group Member or the Material Joint Venture, and (B) any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting any Group Member or the Material Joint Venture (i) in which the amount involved is $10,000,000 or more and not covered by insurance or by indemnification from a credit worthy third party, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  7.8. Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to so comply, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except where the failure to so conduct and complete such investigations, studies, sampling and testing, could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  7.9. Interest Rate Protection. In the case of the Borrower, within 90 days after the Acquisition Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of all Funded Debt at such time is subject to either a fixed interest rate or interest rate protection for a period of not less than three years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

                  7.10. Additional Collateral, etc. (a) With respect to any property acquired after the Initial Closing Date by any Group Member (other than (x) any property described in paragraph (b), (c) or (d) below, (y) any property subject to a Lien expressly permitted by Section 8.3(a)(viii) and (z) property acquired by any Foreign Subsidiary or the Special Purpose Issuer) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $2,500,000 acquired after the Initial Closing Date by any Group Member (other than (x) any real property subject to a Lien expressly permitted by Section 8.3(a)(viii) and
(y) real property acquired by any Foreign Subsidiary), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current as-built survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Initial Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any new Subsidiary acquired by the Borrower pursuant to the Acquisition (including, if applicable, any Excluded Business Subsidiary)), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and intercompany obligations of such new Subsidiary that is owned by any Group Member, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and any intercompany notes evidencing such obligations, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Foreign Subsidiary created or acquired after the Initial Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock and intercompany obligations of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock and any intercompany notes evidencing such obligations, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) From and after the Acquisition Closing Date, with respect to any Deposit Account (as defined in the Guarantee and Collateral Agreement) or Securities Account (as defined in the Guarantee and Collateral Agreement) of any Loan Party, cause such Loan Party and the relevant securities intermediary or depository institution to enter into a control agreement in form and substance satisfactory to the Administrative Agent, provided that control agreements shall not be required with respect to Deposit Accounts and Securities Accounts having an aggregate balance of less than $1,000,000 at any one time.

                  (f) Notwithstanding anything to the contrary set forth herein, any Subsidiary which guarantees the Notes, the Existing Subordinated Notes or any Additional High Yield Debt shall comply with the requirements of Section 7.10(c).

                  7.11. Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                          SECTION 8. NEGATIVE COVENANTS

                  Holdings and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, each of Holdings and the Borrower shall not, and the Borrower shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1. Financial Condition Covenants. (a) Consolidated Leverage Ratio. Subject to Section 8.1(e), permit the Consolidated Leverage Ratio at any time during any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

  Fiscal Quarter                       Consolidated Leverage Ratio
  --------------                       ---------------------------
    March 31, 2003                            6.35 to 1.0
     June 30, 2003                            6.35 to 1.0
September 30, 2003                            6.35 to 1.0
 December 31, 2003                            6.35 to 1.0
    March 31, 2004                            6.25 to 1.0
     June 30, 2004                            6.25 to 1.0
September 30, 2004                            6.00 to 1.0
 December 31, 2004                            6.00 to 1.0
    March 31, 2005                            5.75 to 1.0
     June 30, 2005                            5.50 to 1.0
September 30, 2005                            5.25 to 1.0
 December 31, 2005                            5.00 to 1.0
    March 31, 2006                            4.50 to 1.0
     June 30, 2006                            4.50 to 1.0

  Fiscal Quarter                       Consolidated Leverage Ratio
  --------------                       ---------------------------
September 30, 2006                            4.50 to 1.0
 December 31, 2006                            4.50 to 1.0
    March 31, 2007                            4.00 to 1.0
     June 30, 2007                            4.00 to 1.0
September 30, 2007                            4.00 to 1.0
 December 31, 2007                            4.00 to 1.0
    March 31, 2008                            3.50 to 1.0
     June 30, 2008                            3.50 to 1.0
September 30, 2008                            3.50 to 1.0
 December 31, 2008                            3.50 to 1.0
    March 31, 2009                            3.25 to 1.0
     June 30, 2009                            3.25 to 1.0
September 30, 2009                            3.25 to 1.0
 December 31, 2009                            3.25 to 1.0
    March 31, 2010                            3.00 to 1.0
     June 30, 2010                            3.00 to 1.0

                  (b) Consolidated Senior Secured Leverage Ratio. Subject to
Section 8.1(e), permit the Consolidated Senior Secured Leverage Ratio at any time during any fiscal quarter set forth below to exceed the ratio set forth opposite such fiscal quarter:

                                         Consolidated Senior
    Fiscal Quarter                      Secured Leverage Ratio
    --------------                      ----------------------
    March 31, 2003                           3.90 to 1.0
     June 30, 2003                           3.90 to 1.0
September 30, 2003                           3.90 to 1.0
 December 31, 2003                           3.90 to 1.0
    March 31, 2004                           3.75 to 1.0
     June 30, 2004                           3.75 to 1.0
September 30, 2004                           3.25 to 1.0
 December 31, 2004                           3.25 to 1.0
    March 31, 2005                           3.00 to 1.0
     June 30, 2005                           3.00 to 1.0
September 30, 2005                           2.75 to 1.0
 December 31, 2005                           2.75 to 1.0
    March 31, 2006                           2.25 to 1.0
     June 30, 2006                           2.25 to 1.0
September 30, 2006                           2.25 to 1.0
 December 31, 2006                           2.25 to 1.0
    March 31, 2007                           2.00 to 1.0
     June 30, 2007                           2.00 to 1.0
September 30, 2007                           2.00 to 1.0
 December 31, 2007                           2.00 to 1.0

                                         Consolidated Senior
    Fiscal Quarter                      Secured Leverage Ratio
    --------------                      ----------------------
    March 31, 2008                           1.50 to 1.0
     June 30, 2008                           1.50 to 1.0
September 30, 2008                           1.50 to 1.0
 December 31, 2008                           1.50 to 1.0
    March 31, 2009                           1.50 to 1.0
     June 30, 2009                           1.50 to 1.0
September 30, 2009                           1.50 to 1.0
 December 31, 2009                           1.50 to 1.0
    March 31, 2010                           1.50 to 1.0
     June 30, 2010                           1.50 to 1.0

                  (c) Consolidated Interest Coverage Ratio. Subject to Section 8.1(e), permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                       Consolidated Interest
  Fiscal Quarter                          Coverage Ratio
  --------------                          --------------
    March 31, 2003                          1.80 to 1.0
     June 30, 2003                          1.80 to 1.0
September 30, 2003                          1.80 to 1.0
 December 31, 2003                          1.80 to 1.0
    March 31, 2004                          1.80 to 1.0
     June 30, 2004                          1.80 to 1.0
September 30, 2004                          1.80 to 1.0
 December 31, 2004                          1.80 to 1.0
    March 31, 2005                          1.90 to 1.0
     June 30, 2005                          1.90 to 1.0
September 30, 2005                          2.00 to 1.0
 December 31, 2005                          2.00 to 1.0
    March 31, 2006                          2.25 to 1.0
     June 30, 2006                          2.25 to 1.0
September 30, 2006                          2.25 to 1.0
 December 31, 2006                          2.25 to 1.0
    March 31, 2007                          2.50 to 1.0
     June 30, 2007                          2.50 to 1.0
September 30, 2007                          2.50 to 1.0
 December 31, 2007                          2.50 to 1.0
    March 31, 2008                          2.75 to 1.0
     June 30, 2008                          2.75 to 1.0
September 30, 2008                          2.75 to 1.0
 December 31, 2008                          2.75 to 1.0
    March 31, 2009                          3.25 to 1.0
     June 30, 2009                          3.25 to 1.0
September 30, 2009                          3.25 to 1.0
 December 31, 2009                          3.25 to 1.0
    March 31, 2010                          3.25 to 1.0
     June 30, 2010                          3.25 to 1.0

provided that, with respect to the periods ending March 31, 2003, June 30, 2003 and September 30, 2003, Consolidated Interest Expense for such periods shall be calculated by multiplying (x) Consolidated Interest Expense for the three, six and nine month periods, respectively, ending on such dates, by (y) 4, 2 and 4/3, respectively.

                  (d) Consolidated Fixed Charge Coverage Ratio. Subject to
Section 8.1(e), permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                         Consolidated Fixed
   Fiscal Quarter                       Charge Coverage Ratio
   --------------                       ---------------------
     March 31, 2003                          1.00 to 1.0
      June 30, 2003                          1.00 to 1.0
 September 30, 2003                          1.00 to 1.0
  December 31, 2003                          1.00 to 1.0
     March 31, 2004                          1.00 to 1.0
      June 30, 2004                          1.00 to 1.0
 September 30, 2004                          1.05 to 1.0
  December 31, 2004                          1.05 to 1.0
     March 31, 2005                          1.10 to 1.0
      June 30, 2005                          1.10 to 1.0
 September 30, 2005                          1.10 to 1.0
  December 31, 2005                          1.10 to 1.0
     March 31, 2006                          1.10 to 1.0
      June 30, 2006                          1.10 to 1.0
 September 30, 2006                          1.10 to 1.0
  December 31, 2006                          1.10 to 1.0
     March 31, 2007                          1.20 to 1.0
      June 30, 2007                          1.20 to 1.0
 September 30, 2007                          1.20 to 1.0
  December 31, 2007                          1.20 to 1.0
     March 31, 2008                          1.25 to 1.0
      June 30, 2008                          1.25 to 1.0
 September 30, 2008                          1.25 to 1.0
  December 31, 2008                          1.25 to 1.0
     March 31, 2009                          1.25 to 1.0
      June 30, 2009                          1.25 to 1.0
 September 30, 2009                          1.25 to 1.0
  December 31, 2009                          1.25 to 1.0
     March 31, 2010                          1.25 to 1.0
      June 30, 2010                          1.25 to 1.0

provided that, with respect to the periods ending March 31, 2003, June 30, 2003 and September 30, 2003, Consolidated Fixed Charges for such periods shall be calculated by multiplying (x) Consolidated Fixed Charged for the three, six and nine month periods, respectively, ended on such dates, by (y) 4, 2 and 4/3, respectively.

                  (e) Adjustment of Financial Covenants. In the event that (i) the Excluded Business is not acquired on the Acquisition Closing Date and (ii) the Final Acquisition Closing Date does not occur on or prior to September 21, 2003, the Agents and the Borrower shall negotiate in good faith to change the levels set forth in Sections 8.1(a), (b), (c) and (d) to reflect the decrease in Indebtedness (and associated costs) required to fund the Acquisition and the projected decrease in Consolidated EBITDA as a result thereof. A copy of such changes shall be delivered to the Lenders.

                   8.2. Indebtedness. (a) Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                           (i) Indebtedness of any Loan Party pursuant to any Loan Document;

                           (ii) Indebtedness (A) of the Borrower to any Subsidiary, (B) of any Subsidiary Guarantor to the Borrower or any other Subsidiary, (C) of any Foreign Subsidiary to any Foreign Subsidiary and (D) subject to Section 8.8(f), of any Foreign Subsidiary to the Borrower or any Subsidiary Guarantor;

                           (iii) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower, any Subsidiary Guarantor and, subject to Section 8.8(f), of any Foreign Subsidiary;

                           (iv) Indebtedness outstanding on the date hereof and listed on Schedule 8.2(a)(iv) and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity of, or increasing the principal amount thereof or decreasing weighted average life thereof);

                           (v) Indebtedness (including, without limitation, Capital Lease Obligations) to finance the acquisition, construction or improvement of fixed or capital assets secured by Liens permitted by Section 8.3(a)(viii) in an aggregate principal amount not to exceed $20,000,000 at any one time outstanding;

                           (vi) (i) Indebtedness of the Borrower (or, if applicable, the Special Purpose Issuer) in respect of the Notes in an aggregate principal amount not to exceed $925,000,000 and (ii) after the Acquisition Closing Date, Guarantee Obligations of any Subsidiary Guarantor or of Holdings in respect of the Notes, provided that the Guarantee Obligations in respect of the Senior Subordinated Notes are subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes, provided, further, that during the Escrow Period and so long as the Senior Subordinated Notes constitute Indebtedness solely of the Special Purpose Issuer, such Senior Subordinated Notes will not be required to be subordinated to the Obligations;

                           (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof (other than the Companies and their Subsidiaries (including the Excluded Business Subsidiaries)); provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this paragraph (vii) shall not exceed $25,000,000 (or, at any time that the Consolidated Leverage Ratio is less than 4.5 to 1.0, $50,000,000) at any time outstanding;

                           (viii) Indebtedness of the Borrower incurred to finance the cash consideration for Permitted Acquisitions that are permitted by Section 8.8(m) so long as (v) such Indebtedness is subordinated to the Indebtedness created under the Loan Documents in a manner substantially equivalent to the subordination of the Senior Subordinated Notes, (w) the terms of such Indebtedness are no more restrictive than the terms applicable to the Loans, (x) the final maturity of such Indebtedness is no earlier than the final maturity of the Loans, (y) such Indebtedness shall not require any payments of principal thereof prior to the final maturity of the Loans and (z) the aggregate principal amount of such Indebtedness shall not exceed $50,000,000; provided that, immediately after giving effect to the incurrence of such Indebtedness, the Borrower shall be in compliance with the ratios set forth in Section
                  8.1 opposite the period in which the date of the proposed incurring of such Indebtedness falls (the "Indebtedness Measurement Date") (and, for purposes of determining such compliance, the "Consolidated EBITDA," the "Consolidated Fixed Charge Coverage Ratio" and the "Consolidated Interest Coverage Ratio" shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such Indebtedness Measurement Date and adjusted to give effect to the proposed incurrence of Indebtedness and the uses of the proceeds thereof as if such Indebtedness had been incurred and such acquisition had occurred on the first day of the relevant period for testing compliance and "Consolidated Total Debt" and "Consolidated Senior Secured Debt" shall be as in effect on such Indebtedness Measurement Date and assuming the proposed Indebtedness had been incurred);

                           (ix)     Hedge Agreements permitted under Section
                  8.12 and the Goldman Hedge Agreement;

                           (x) (i) during the Escrow Period, Indebtedness under the Existing Credit Agreement and the Existing Subordinated Notes and (ii) thereafter, Indebtedness under the Existing Subordinated Notes not refinanced pursuant to the Tender Offer or any Additional High Yield Debt the proceeds of which are used to refinance the Existing Subordinated Notes (without increasing the principal amount thereof);

                           (xi) Guarantee Obligations of the Borrower or any of its Subsidiaries with respect to borrowings by employees in connection with the purchase of Capital Stock of Holdings by employees or Holdings or any of its Subsidiaries; provided that the aggregate outstanding amount of such Guarantee Obligations, together with the aggregate outstanding principal amount of loans and advances pursuant to Section 8.8(i) shall not exceed $5,000,000 at any time prior to the first anniversary of the Initial Closing Date and $2,500,000 at any time thereafter;

                           (xii) Indebtedness of the Borrower or any of its Subsidiaries in the ordinary course of business in respect of netting services, overdraft protection and other services in connection with deposit accounts; provided that the aggregate amount of such Indebtedness shall not exceed $1,000,000 at any time;

                           (xiii) Indebtedness of the Borrower or any of its Subsidiaries in connection with surety, performance, appeal or similar bonds, completion guarantees or similar instruments (other than letters of credit) issued in the ordinary course of business and with respect to obligations other than

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                                                                              84

                  Indebtedness, including any such instruments pursuant to self-insurance and workers' compensation programs;

                           (xiv) Indebtedness of the Borrower or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of incurrence of such Indebtedness;

                           (xv) Additional High Yield Debt, so long as Holdings and its Subsidiaries are in compliance, on a pro forma basis after giving effect to the incurrence of such Additional High Yield Debt, with the covenants set forth in
                  Section 8.1 opposite the period in which the Indebtedness Measurement Date (and, for purposes of determining such compliance, the "Consolidated EBITDA," the "Consolidated Fixed Charge Coverage Ratio" and the "Consolidated Interest Coverage Ratio" shall each be as in effect on the last day of the fiscal quarter most recently ended on or prior to such Indebtedness Measurement Date and adjusted to give effect to the proposed incurrence of Indebtedness and the uses of the proceeds thereof as if such Indebtedness had been incurred on the first day of the relevant period for testing compliance and "Consolidated Total Debt" and "Consolidated Senior Secured Debt" shall be as in effect on such Indebtedness Measurement Date and assuming the proposed Indebtedness had been incurred); provided that no Default or Event of Default shall have then occurred and be continuing or would result therefrom;

                           (xvi) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding; and

                           (xvii) (A) Indebtedness incurred to refinance, refund or replace Indebtedness outstanding under Sections 8.2(a)(v) and 8.2(a)(vii) without increasing the principal amount thereof, (B) Additional High Yield Debt incurred to refinance, refund or replace the Senior Subordinated Notes or any Indebtedness outstanding under Section 8.2(a)(viii) without increasing the principal amount thereof and (C) Indebtedness of the Borrower and the Subsidiary Guarantors or Holdings incurred to refinance, refund or replace the Senior Unsecured Notes without increasing the principal amount thereof, so long as such Indebtedness has substantially the same terms and conditions as the Senior Subordinated Notes (but in no event with an earlier maturity).

                  (b) Vote its direct or indirect interest in the Material Joint Venture to permit the Material Joint Venture to create, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

                           (i) Indebtedness outstanding on the date hereof and listed on Schedule 8.2(b)(i) and any refinancings, refundings, renewals or extensions thereof

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                                                                              85

                  (without shortening the maturity of, or increasing the principal amount thereof or decreasing the weighted average life thereof); and

                           (ii) additional Indebtedness of the Material Joint Venture in an aggregate principal amount not to exceed $15,000,000 or, together with the amount of any Investments made pursuant to Section 8.8(h) after the date hereof, not to exceed $25,000,000 after the date hereof.

                  8.3. Liens. (a) Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                           (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                           (iii) Liens arising solely by virtue of any statutory or common law provisions relating to bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

                           (iv) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                           (vii) Liens in existence on the date hereof listed on Schedule 8.3(a)(vii), securing Indebtedness permitted by
                  Section 8.2(a)(iv), provided that no such Lien is spread to cover any additional property after the date hereof and that the principal amount of Indebtedness secured thereby is not increased;

                           (viii) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 8.2(a)(v) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (A) such

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                                                                              86

                  Liens shall be created substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the principal amount of Indebtedness secured thereby is not increased;

                           (ix)     Liens created pursuant to the Security
                  Documents;

                           (x) any Lien (other than Liens permitted by paragraph (vii)) existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary (other than pursuant to the Acquisition) or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary (other than pursuant to the Acquisition); provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

                           (xi) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

                           (xii) during the Escrow Period, (A) Liens on cash and Permitted Investments to secure the Notes pursuant to the Notes Escrow, provided that the aggregate amount of cash and Permitted Investments subject to such Lien shall not exceed $951,184,000 (plus earnings thereon permitted by the Notes Escrow Agreements) and (B) Liens securing the Existing Credit Agreement (other than Liens on the Escrow Account);

                           (xiii) any provision for the retention of title to any property by the vendor or transferor of such property, which property is acquired by the Borrower or a Subsidiary in a transaction entered into in the ordinary course of business of the Borrower or such Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included;

                           (xiv) Liens arising by means of any judgment of any court to the extent not otherwise resulting in a Default; provided that any such Lien is released within 30 days following the creation thereof; and

                           (xv) Liens not otherwise permitted by this Section so long as neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time.

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                                                                              87

                  (b) Vote its direct or indirect interest in the Material Joint Venture to permit the Material Joint Venture to create, incur, assume or suffer to exist any Lien upon any of its properties, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Material Joint Venture in conformity with GAAP;

                           (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                           (iii) Liens arising solely by virtue of any statutory or common law provisions relating to bankers' Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

                           (iv) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                           (v) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vi) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Material Joint Venture;

                           (vii) Liens in existence on the date hereof listed on Schedule 8.3(b)(vi), securing Indebtedness permitted by
                  Section 8.2(b)(i), provided that no such Lien is spread to cover any additional property after the date hereof and that the principal amount of Indebtedness secured thereby is not increased;

                           (viii) Liens securing Indebtedness of the Material Joint Venture incurred pursuant to Section 8.2(b)(ii) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets,
                  (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (C) the principal amount Indebtedness secured thereby is not increased;

                           (ix) any Lien existing on any property or asset prior to the acquisition thereof by the Material Joint Venture; provided that (A) such Lien is not created

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                                                                              88

                  in contemplation of or in connection with such acquisition,
                  (B) such Lien shall not apply to any other property or assets of the Material Joint Venture and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition;

                           (x) any interest or title of a lessor under any lease entered into by the Material Joint Venture in the ordinary course of business and covering only the assets so leased;

                           (xi) any provision for the retention of title to any property by the vendor or transferor of such property, which property is acquired by the Material Joint Venture in a transaction entered into in the ordinary course of business of the Material Joint Venture and for which kind of transaction it is normal market practice for such retention of title provision to be included;

                           (xii) Liens arising by means of any judgment of any court to the extent not otherwise resulting in a Default; provided that any such Lien is released within 30 days following the creation thereof; and

                           (xiii) Liens not otherwise permitted by this Section so long as neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $1,000,000 at any one time.

                  8.4. Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving corporation) or, subject to Section 8.8(f), with or into any Foreign Subsidiary;

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor or, subject to Section 8.8(f), any Foreign Subsidiary;

                  (c) any Subsidiary may merge or consolidate with any other Person to effect an Investment permitted under Section 8.8(m)(x);

                  (d) any Subsidiary may merge or consolidate with any other Person to effect a Disposition permitted under Section 8.5; and

                  (e) the Borrower may dispose of any or all of its assets to any Subsidiary Guarantor.

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                                                                              89

                  8.5. Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition in the ordinary course of business of obsolete, worn out or permanently retired equipment or facilities that is no longer useful in the conduct of the business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) the Disposition of Permitted Investments in the ordinary course of business;

                  (d) Dispositions permitted by Section 8.4(a), (b) or (e);

                  (e) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (f) the Disposition of the Borrower's facility at 1615 Bluff City Highway, Bristol, Tennessee;

                  (g) the licensing or sublicensing of Intellectual Property in the ordinary course of business in a manner that does not materially interfere with the business of the Borrower and its Subsidiaries;

                  (h) Dispositions of property by a Foreign Subsidiary to another Foreign Subsidiary;

                  (i) Restricted Payments permitted by Section 8.6;

                  (j) the Disposition of other property (other than Dispositions of less than all of the Capital Stock of any Subsidiary owned by the Group Members and other than Dispositions of any Material Agreement or any Capital Stock of the Material Joint Venture) having a fair market value not to exceed $15,000,000 in the aggregate for any fiscal year of the Borrower; provided that all Dispositions permitted by this Section 8.5(j) shall be made for fair value and at least 75% of the consideration therefor shall consist of cash or Permitted Investments; and

                  (k) Permitted Asset Swaps.

                  8.6. Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of (nor will any Group Member vote its direct or indirect interest in the Material Joint Venture to permit the Material Joint Venture to declare or pay any dividend (other than dividends payable in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking fund or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of), any Capital Stock of any Group Member, whether now or hereafter outstanding,

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                                                                              90

or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

                  (b) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may pay dividends to Holdings to permit Holdings to purchase, and Holdings may so purchase, (i) Holdings' common stock or common stock options from present or former directors, officers or employees of any Group Member upon the death, disability, retirement or termination of employment of such officer or employee or a change of control (under the applicable plan) and (ii) Holdings' common stock for contributions to its employee stock purchase and deferred compensation plans in the ordinary course of business, provided, that the aggregate amount of payments under this clause (b) after the date hereof (net of any proceeds received by Holdings and contributed to the Borrower after the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000;

                  (c) the Borrower may pay dividends to Holdings to permit Holdings to (i) (A) pay franchise taxes and other amounts allocable to the Borrower required by Holdings to maintain its corporate existence,
         (B) pay for operating and overhead expenses of Holdings allocable to the Borrower (including, without limitation, salaries and other compensation of employees, directors' fees and expenses and travel and entertainment expenses) incurred by Holdings in the ordinary course of business, (C) pay Holdings fees for services provided by Holdings to the Borrower that would otherwise have been performed by third parties (including accounting, treasury, tax, legal, strategic consulting and corporate development services), (D) to reimburse Holdings for the payment of amounts relating to services (including, without limitation, legal, consulting, software, insurance and accounting services) provided by third parties on the Borrower's or any Subsidiary's behalf, in each case under this clause (i) to the extent such costs and expenses are incurred in the ordinary course of business and do not, for all costs and expenses described in this clause (i), exceed $10,000,000 in any fiscal year and (ii) pay any taxes that are due and payable by Holdings and the Borrower as part of a consolidated group;

                  (d) Holdings may pay current quarterly dividends on the Preferred Stock with proceeds not in excess of $4,000,000 per quarter from the issuance of shares of common stock by Holdings pursuant to an ongoing program of issuance of common stock arranged and managed by a financial institution; provided that no Default or Event of Default shall have then occurred and be continuing or would result therefrom;

                  (e) Holdings may pay quarterly dividends on the Preferred Stock in an aggregate amount not to exceed 50% of the Net Cash Proceeds of any issuance of Capital Stock of Holdings after the date hereof (other than issuances of Capital Stock to any Group

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                                                                              91

         Member or as contemplated by Section 8.6(d)) minus the aggregate amount of Permitted Acquisitions consummated in reliance on clause (ii)(B) of the proviso in Section 8.8(m); provided that no Default or Event of Default shall have then occurred and be continuing or would result therefrom;

                  (f) the Borrower may make Restricted Payments to Holdings to enable Holdings to pay, and Holdings may pay, quarterly dividends on the Preferred Stock, provided that (i) no Default or Event of Default shall have then occurred and be continuing or would result therefrom and (b) after giving effect thereto, on a pro forma basis, the Consolidated Senior Secured Leverage Ratio is not greater than 2.5 to 1;

                  (g) any Foreign Subsidiary may make Restricted Payments to any other Foreign Subsidiary; and

                  (h) Restricted Payments not otherwise permitted by this Section, so long as the aggregate amount of such Restricted Payments, together with all other Restricted Payments made pursuant to this
         Section 8.6(h) prior to the date thereof, shall not exceed $5,000,000.

                  8.7. Capital Expenditures. Make or commit to make any Consolidated Capital Expenditure, except (a) Consolidated Capital Expenditures of the Borrower and its Subsidiaries not exceeding $25,000,000 during each of the 2003 and 2004 fiscal years and $20,000,000 in any fiscal year thereafter; provided, that (i) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Consolidated Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and (b) Consolidated Capital Expenditures made in an amount equal to the proceeds of any Reinvestment Deferred Amount.

                  8.8. Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) cash and Permitted Investments;

                  (c) Guarantee Obligations permitted by Section 8.2;

                  (d) the Acquisition and the transactions contemplated thereby (including, the Excluded Business Acquisition, if applicable);

                  (e) intercompany Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

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                                                                              92

                  (f) intercompany Investments by the Borrower or any Subsidiary Guarantor in any Person, that, prior to such Investment, is a Foreign Subsidiary (including, without limitation, Guarantee Obligations with respect to obligations of any such Foreign Subsidiary, loans made to any such Foreign Subsidiary and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiary) in an aggregate amount (valued at cost) not to exceed $5,000,000 during the term of this Agreement;

                  (g) Investments on the date hereof in the Material Joint Venture;

                  (h) additional Investments in the Material Joint Venture after the date hereof in an aggregate amount not to exceed, together with all outstanding Indebtedness of the Material Joint Venture permitted under
         Section 8.2(b)(ii), $25,000,000;

                  (i) loans and advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business; provided that the aggregate outstanding amount of such loans and advances, together with the aggregate outstanding principal amount of Guarantee Obligations pursuant to Section 8.2(a)(xi), shall not exceed $5,000,000 at any time prior to the first anniversary of the Initial Closing Date and $2,500,000 at any time thereafter;

                  (j) stock, obligations or other securities received in settlement or good faith compromise of debts created in the ordinary course of business and owing to the Borrower or a Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

                  (k) Investments in prepaid expenses and deposits in respect of workers' compensation and other similar deposits provided to third parties in the ordinary course of business, provided that the aggregate outstanding amount of such prepaid expenses and deposits shall not exceed $10,000,000 at any one time;

                  (l) purchases of Existing Subordinated Notes pursuant to the Tender Offer (any such Existing Subordinated Notes so purchased shall immediately be cancelled);

                  (m) Investments not otherwise permitted by the foregoing clauses of this Section and consisting of (x) a Permitted Acquisition, provided that (i) the consideration for any such Permitted Acquisition shall consist of common stock of the Borrower, cash, assumed Indebtedness or any combination thereof, (ii) the aggregate amount of cash and assumed Indebtedness in connection with all such Permitted Acquisitions shall not exceed an amount equal to the sum of (A) the product of $50,000,000 (or, in the case of any fiscal year with respect to which the Consolidated Leverage Ratio (measured on the last day of such fiscal year) is less than 4.5 to 1.0, $75,000,000) times the number of fiscal years elapsed since January 1, 2003 and (B) (1) 50% of the Net Cash Proceeds of any issuance of Capital Stock by any Group Member after the date hereof (other than issuances of Capital Stock to any Group Member or as contemplated by Section 8.6(d)) minus (2) the aggregate amount of Restricted Payments made pursuant to Section 8.6(e) since the Initial Closing Date, (iii) no such Permitted Acquisition shall be made for consideration consisting of common stock of the Borrower prior to the first anniversary

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                                                                              93

         of the Initial Closing Date other than any such Permitted Acquisition of the Capital Stock of the Material Joint Venture not owned by the Borrower as of the Initial Closing Date and (iv) the aggregate cumulative amount of all consideration for all such Permitted Acquisitions (other than the acquisition of the Capital Stock of the Material Joint Venture) consisting of common stock of the Borrower paid after the first anniversary of the Initial Closing Date shall not exceed $300,000,000; provided, further, that (I) at least seven Business Days prior to consummating any Permitted Acquisition, the Borrower shall have delivered to the Lenders a certificate of a Responsible Officer of the Borrower certifying that the conditions described in the definition of "Permitted Acquisition" have been met with respect thereto and setting forth in reasonable detail satisfactory to the Administrative Agent the calculations required to be made pursuant to clause (c) of such definition and the assumptions used by the Borrower to make such calculations and (II) in the case of any Permitted Acquisition made at a time when the aggregate amount of Permitted Acquisitions made pursuant to this clause (x) exceeds $15,000,000 (after giving effect to such Permitted Acquisition) and to the extent that all or any portion of the consideration for such Permitted Acquisition consists of cash or assumed Indebtedness, the Consolidated Leverage Ratio is less than 5.0 to 1.0 and (y) Investments in joint ventures and partnerships (other than Permitted Acquisitions) organized under the laws of any jurisdiction within the United States of America and conducting substantially all of its business therein in an aggregate amount not to exceed on any date $15,000,000; and

                  (n) Investments not otherwise permitted by the foregoing clauses of this Section, so long as the aggregate amount of such Investments, together with all other Investments permitted pursuant to this Section 8.8(n) prior to the date thereof, shall not exceed $5,000,000.

                  8.9. Optional Payments and Modifications of Certain Debt Instruments. (a) Make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of Indebtedness created under the Loan Documents, (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Senior Subordinated Notes, the Additional High Yield Debt and Existing Subordinated Notes that remain outstanding after the Acquisition Closing Date prohibited by the subordination provisions thereof, (iii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (iv) payments on intercompany Indebtedness, (v) the redemption of Senior Subordinated Notes in accordance with the Senior Subordinated Notes Indenture in an amount equal to the principal and accrued interest and fees on $150,000,000 of Senior Subordinated Notes (which redemption shall be effected unless there shall have been validly tendered and not withdrawn less than a majority in aggregate principal amount of Existing Subordinated Notes pursuant to the Tender Offer) and (vi) refinancings, refundings or replacements of Indebtedness permitted under Section 8.2(a)(iv), (v), (vii) and (x);

                  (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Notes, the

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                                                                              94

Additional High Yield Debt, the Notes Escrow Agreements or any Existing Subordinated Notes (other than as contemplated in connection with the Tender Offer) that remain outstanding after the Acquisition Date, other than any such amendment, modification, waiver or other change that (i) would extend the maturity, reduce the amount of any payment of principal thereof, reduce the rate or extend any date for payment of interest thereon or would change the covenants therein in a manner not materially more restrictive to the Borrower and its Subsidiaries and (ii) does not involve the payment of a consent fee;

                  (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Preferred Stock, other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date, reduce the amount of any scheduled redemption payment, reduce the rate or extend any date for payment of dividends thereon or would change the covenants therein in a manner not materially more restrictive to the Borrower and its Subsidiaries and (ii) does not involve the payment of a consent fee; or

                  (d) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents) as "Designated Senior Debt" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Notes Indenture, any Additional High Yield Debt Documents and the Existing Subordinated Debt Documents.

It is hereby agreed and understood that on the Acquisition Closing Date, the Borrower shall be permitted to (i) repay all amounts outstanding under the Existing Credit Agreement in full and terminate the Existing Credit Agreement and each agreement related thereto and (ii) release all Liens granted under the Existing Credit Agreement and each agreement related thereto and discharge all obligations in connection therewith. It is hereby further expressly understood and agreed that on or within five Business Days after the acceptance of all Existing Subordinated Notes validly tendered and not withdrawn pursuant to the Tender Offer, the Borrower shall be permitted to repurchase such Existing Subordinated Notes pursuant to the Tender Offer.

                  8.10. Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Group Member, taken as a whole, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate; provided that this Section 8.10 shall not prohibit or require Holdings or the Borrower to modify (i) any existing agreement with respect to the Material Joint Venture,
(ii) any arrangement with the Sellers and their Affiliates in connection with the Acquisition or (iii) any Restricted Payment permitted under Section 8.6.

                  8.11. Sales and Leasebacks. Enter into any arrangement with any Person (other than a Wholly Owned Subsidiary Guarantor) providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except to the extent permitted by Sections 8.2(a)(v) and 8.3(b)(viii).

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                                                                              95

                  8.12. Hedge Agreements. Enter into any Hedge Agreement, except (a) the Hedge Agreements contemplated by Section 7.9, (b) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or the Notes, any Additional High Yield Debt and any Existing Subordinated Notes that remain outstanding after Acquisition Closing Date) and (c) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

                  8.13. Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  8.14. Negative Pledge Clauses. Except during the Escrow Period with respect to the Existing Credit Agreement, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than
(a) this Agreement and the other Loan Documents, the Existing Subordinated Debt Documents, the Notes Indentures, the Additional High Yield Debt Documents and the Preferred Stock, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale; provided such restrictions and conditions apply only to the Subsidiary or assets that are to be sold and such sale is permitted under this Agreement, (d) any restrictions in effect on the date hereof and set forth on Schedule 8.14 hereto, (e) customary provisions in leases and other contracts restricting assignment thereof in existence on the date hereof or entered into consistent with past practice and
(f) any restrictions imposed by any agreement relating to secured Indebtedness permitted by Sections 8.2 and 8.3, so long as the restrictions under this clause
(f) apply only to the collateral on which a Lien is permitted with respect thereto pursuant to Section 8.3.

                  8.15. Clauses Restricting Subsidiary Distributions. (a) Except during the Escrow Period with respect to the Existing Credit Agreement, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (i) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (ii) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (iii) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (A) any restrictions imposed by law or existing under the Loan Documents, the Existing Subordinated Debt Documents, the Notes Indentures, the Additional High Yield Debt Documents and the Preferred Stock, (B) any restrictions in effect on the date hereof and set forth on Schedule 8.15 hereto, (C) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (D) any restrictions imposed by any agreement relating to secured Indebtedness permitted by Sections 8.2 and 8.3, so long as the restrictions under this

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                                                                              96

clause (D) apply only to the collateral on which a Lien is permitted with respect thereto pursuant to Section 8.3.

                  8.16. Lines of Business. (a) Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the Acquisition Closing Date (after giving effect to the Acquisition) or that are reasonably related thereto.

                  (b) Vote its direct or indirect interest in the Material Joint Venture to permit the Material Joint Venture to enter into any business, either directly or through any Subsidiaries, except for those businesses in which the Material Joint Venture is engaged on the date of this Agreement or that are reasonably related thereto.

                  8.17. Amendments to Acquisition Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto, (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) Section 1.8 of the Acquisition Agreement or any such other terms or conditions of the Acquisition Documentation that concern the Excluded Business, the Second Closing and the transactions contemplated thereby, except with the consent of the Agents (not to be unreasonably withheld), or (c) otherwise amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Acquisition Documentation or any such other documents in any material respect (but in no event to increase the purchase price payable thereunder) except for any such amendment, supplement or modification that (i) becomes effective before the Acquisition Closing Date and to which the Agents have consented (not to be unreasonably withheld) or (ii) becomes effective after the Acquisition Closing Date and could not reasonably be expected to have a Material Adverse Effect.

                  8.18. Amendments to Material Agreements; Other Agreements. Amend, supplement or otherwise modify (or vote its direct or indirect interest in the Material Joint Venture to permit the Material Joint Venture to amend, supplement or otherwise modify) the terms and conditions of (i) any Material Agreement, except with the consent of the Agents (not to be unreasonably withheld), provided, however, that such consent shall not be required to amend, supplement or otherwise modify the confidentiality provisions therein (subject to Section 7.6 of this Agreement), and solely in the case of the Indemnity Agreement, for any such amendment, supplement or modification that could not reasonably be expected to have a Material Adverse Effect, (ii) the Existing Credit Agreement, except in the manner contemplated by, and consistent with, the terms and provisions of this Agreement or (iii) the Tender Offer, except with the consent of the Agents (not to be unreasonably withheld).

                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

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                                                                              97

                  (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 7.4(a) (with respect to Holdings and the Borrower only), Section 7.7(a) or Section 8 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement shall have occurred and be continuing; or

                  (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

                  (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
         (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                  (f) (i) any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy,

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                                                                              98

         insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture any case, proceeding or other action of a nature referred to in clause
         (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) any Group Member (other than any Immaterial Subsidiary) or the Material Joint Venture shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) one or more judgments or decrees shall be entered against any Group Member or the Material Joint Venture involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been

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                                                                              99

         vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

                  (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (other than in respect of Collateral which in the aggregate has a fair market value not in excess of $1,000,000); or

                  (j) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
         Act), directly or indirectly, of more than 40% (or 50%, in the case of Goldman Sachs or any "group" of which Goldman Sachs is a member) of the outstanding common stock of Holdings; (ii) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;
         (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) a Specified Change of Control shall occur; or

                  (l) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) pursuant to the Loan Documents to which it is a party and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 8.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower; or

                  (m) the Special Purpose Borrower shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its obligations under this Agreement, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) pursuant to the Loan Documents to which it is a party and
         (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (other than the properties or assets held in the Escrow Account); or

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                                                                             100

                  (n) the Special Purpose Issuer shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its obligations under the Notes Indentures, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) pursuant to the Notes Indentures and (z) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (other than the properties or assets held in the Notes Escrow); or

                  (o) the Senior Subordinated Notes, Existing Subordinated Notes that remain outstanding after the Acquisition Closing Date or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Notes Indenture or the Existing Subordinated Debt Documents, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or any Existing Subordinated Notes to extent remaining outstanding after the Acquisition Closing Date, as the case may be, or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes or the Existing Subordinated Notes that remain outstanding after the Acquisition Closing Date, as the case may be, shall so assert; or

                  (p) (i) any Material Agreement shall cease, for any reason, to be in full force and effect, or the Material Joint Venture or any Affiliate of the Material Joint Venture shall so assert, or (ii) any Material Agreement shall terminate (other than on the final scheduled termination date thereof in accordance with the terms of such Material Agreement);

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and

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                                                                             101

unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 10. THE AGENTS

                  10.1. Appointment. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Each Lender hereby expressly authorizes the Administrative Agent to execute, deliver and perform the Lien Subordination Agreement and the Security Documents on behalf of such Lender.

                  10.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to

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                                                                             102

any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or the Material Joint Venture.

                  10.4. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by such Agent. The Administrative Agent may deem and treat the payee of any Promissory Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6. Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or a Material Joint Venture or any Affiliate of a Loan Party or any Affiliate of a Material Joint Venture, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and the Material

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                                                                             103

Joint Venture and their respective affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and the Material Joint Venture and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or the Material Joint Venture or any Affiliate of a Loan Party or any Affiliate of a Material Joint Venture that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  10.7. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do
so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  10.8. Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party or the Material Joint Venture as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  10.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 Business Days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other

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                                                                             104

Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 9(a) or Section 9(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  10.10. Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such, and shall incur no liability, under this Agreement and the other Loan Documents.

                  10.11. The Lead Arrangers. The Lead Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and other Loan Documents.

                           SECTION 11. MISCELLANEOUS

                  11.1. Amendments and Waivers. Neither this Agreement, any other Loan Document, the Lien Subordination Agreement, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document (and (1) in the case of the Escrow Agreement, the Securities Intermediary and the Existing Administrative Agent, (2) in the case of the Securities Account Control Agreement, the Securities Intermediary and (3) in the case of the Lien Subordination Agreement, the Existing Administrative Agent) may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be (and (1) in the case of the Escrow Agreement, the Securities Intermediary and the Existing Administrative Agent,
(2) in the case of the Securities Account Control Agreement, the Securities Intermediary and (3) in the case of the Lien Subordination Agreement, the Existing Administrative Agent), may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its

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                                                                             105

consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 11.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders or Supermajority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release a substantial part of the Collateral or release a substantial part of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 4.8 without the written consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;
(vi) amend, modify or waive any provision of Section 10 without the written consent of each Agent adversely affected thereby; (vii) amend, modify or waive any provision of Section 3.3 or 3.4 without the written consent of each Swingline Lender adversely affected thereby; (viii) amend or modify any provision of Section 11.6 to add any additional consent requirements necessary to effect any assignment or participation under such Section without the consent of the Supermajority Lenders; (ix) amend, modify or waive any provision of Sections 3.7 through 3.14 without the written consent of the Issuing Lender; (x) amend, modify or waive any provision of the Escrow Agreement or Section 4.1(b), 4.2(e) or 4.2(h) without the consent of the Majority Facility Lenders in respect of the Tranche B Term Facility or (xi) amend, modify or waive Section 4.2(j) without the consent of the Majority Facility Lenders in respect of the Tranche A Term Facility, Tranche B Term Facility and the Revolving Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  In addition, notwithstanding the foregoing, this Agreement may be amended at any time after the fifth anniversary of the Initial Closing Date with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Revolving Commitments (as defined below) to permit the refinancing of all outstanding Revolving Commitments ("Refinanced Revolving Commitments") with a replacement revolving facility hereunder ("Replacement Revolving Commitments"); provided that (a) the aggregate principal amount of such Replacement Revolving Commitments shall not exceed the aggregate principal amount of such Refinanced Revolving Commitments, (b) the Applicable Margin for such

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                                                                             106

Replacement Revolving Commitments shall not be higher than the Applicable Margin for such Refinanced Revolving Commitments, (c) the final maturity of such Replacement Revolving Commitments shall not be earlier than the final maturity date of the Tranche B Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Revolving Commitments shall be substantially identical to, or less favorable to the Lenders providing such Replacement Revolving Commitments than, those applicable to such Refinanced Revolving Commitments, except to the extent that such substantially identical or less favorable terms may be extended to cover any period after the latest final maturity of the Revolving Commitments in effect immediately prior to such refinancing.

                  11.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings:                     R.H. Donnelley Corporation
                                       One Manhattanville Road
                                       Purchase, New York  10577
                                       Attention:  General Counsel
                                       Telecopy:  (914) 933-6844
                                       Telephone:

         The Borrower:                 R.H. Donnelley, Inc.
                                       One Manhattanville Road
                                       Purchase, New York  10577
                                       Attention:
                                       Telecopy:
                                       Telephone:

         The Administrative Agent:     Deutsche Bank Trust Company Americas
                                       31 West 52nd Street, 7th Floor
                                       New York, New York  10019
                                       Attention:  Susan L. LeFevre
                                       Telecopy:  646-324-7456/7460
                                       Telephone:  646-324-2207

provided that any notice, request or demand to or upon any Agent or the Lenders shall not be effective until received.

                  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative

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                                                                             107

Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  11.5.    Payment of Expenses and Taxes. The Borrower agrees
(a) to pay or reimburse each Agent for all their out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Initial Closing Date, the Acquisition Closing Date or the Final Acquisition Closing Date, as the case may be, (in the case of amounts to be paid on the Initial Closing Date, the Acquisition Closing Date or the Final Acquisition Closing Date, as the case may be), and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate, (b) to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (c) to pay or reimburse each Lender and Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to such Agent, (d) to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Lender and Agent and their respective officers, directors, employees, affiliates, agents, trustees, advisors and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents,

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                                                                             108

including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or the Material Joint Venture or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (e), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 11.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section
11.5 shall be submitted to the Borrower at the address set forth in Section 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this
Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  11.6. Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) (except that the Borrower may assume the obligations of the Special Purpose Borrower hereunder as set forth in Section 2.1(b)) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                          (A) the Borrower, provided that no consent of the
Borrower shall be required (i) for an assignment to a Lender or a Lender Affiliate (as defined below), (ii) for an assignment by any assigning Lender after the Initial Closing Date of its Term Loans or (iii) if a Default or Event of Default has occurred and is continuing, for an assignment to any other Person; and

                          (B) the Administrative Agent, provided that no
consent of the Administrative Agent shall be required (i) for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Revolving Commitment to an Assignee that does not already have a Revolving Commitment, (ii)

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                                                                             109

for an assignment by any assigning Lender after the Initial Closing Date of its Term Loans or (iii) for an assignment to a Lender or a Lender Affiliate.

                  (ii) Assignments shall be subject to the following additional conditions:

                          (A) except in the case of an assignment to a Lender
or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Lender Affiliates, if any;

                           (B) the parties to each assignment shall execute and
deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (it being understood that only a single processing and recordation fee of $3,500 will be payable with respect to any multiple assignments to a Lender or a Lender Affiliate pursuant to clause
(ii)(A) above that are simultaneously consummated pursuant to a single Assignment and Assumption); and

                           (C) the Assignee, if it shall not be a Lender, shall
deliver to the Administrative Agent an administrative questionnaire.

                  For the purposes of this Section 11.6, the term "Lender Affiliate" has the following meaning:

                  "Lender Affiliate" means, with respect to any Lender, (a) such Lender's parent company and/or any affiliate of such Lender that is at least 50% owned by such Lender or its parent company and (b) an Approved Fund.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10 and 4.11 and 11.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section

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                                                                             110

11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b)(ii) of this Section and any written consent to such assignment required by paragraph (b)(i) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i) of the proviso to the second sentence of Section 11.1 and
(2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.7(b) as though it were a Lender, provided such Participant shall be subject to Section 11.7(a) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 4.9 or 4.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant

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                                                                             111

is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section 4.10 unless such Participant complies with Section 4.10(d).

                  (d) Nothing in this Agreement or any other Loan Document shall prevent or prohibit any Lender from pledging its Loans and Promissory Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender that is a fund may pledge all or any portion of its Loans and Promissory Notes to its trustee, to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, or such other creditor as the case may be. No pledge pursuant to this clause (d) shall release the transferor Lender from any of its obligations hereunder.

                  (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Promissory Notes to any Lender requiring Promissory Notes to facilitate transactions of the type described in paragraph
(d) above.

                  (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 11.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not, in its capacity as such, institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  11.7. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other relevant Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other relevant Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the relevant Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  11.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  11.12. Submission To Jurisdiction; Waivers. Each of Holdings and the Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  11.13. Acknowledgments. Each of Holdings and the Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) no Agent or Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

                  11.14. Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 11.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 11.1 or (ii) under the circumstances described in paragraph (b) below.

                  (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than obligations under or in respect of Specified Hedge Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  11.15. Confidentiality. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any of their respective Affiliates, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement or any securitization or derivative transaction (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding the foregoing, each Lender and its Affiliates shall have the right to (i) list the names and logos of the Borrower and Holdings, as provided by the Borrower and Holdings from time to time, and describe the transaction that is the subject to this Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary "tombstone," on their website.

                  11.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.17. Delivery of Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender.

                  11.18. Termination. If the Acquisition is not consummated on or before January 31, 2003, the Tranche A Term Commitments and the Revolving Commitments are terminated in accordance with this Agreement, and all outstanding Tranche B Term Loans have been paid in full in accordance with this Agreement, together with accrued interest thereon and all other amounts owing in respect thereof or otherwise payable hereunder, this Agreement shall terminate (except for those provisions of this Agreement that are stated to survive termination of this Agreement).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  R.H. DONNELLEY CORPORATION

                                  By: /s/ ROBERT J. BUSH
                                     -------------------------------------
                                   Name: Robert J. Bush
                                   Title: Vice President

                                  R.H. DONNELLEY INC.

                                  By: /s/ ROBERT J. BUSH
                                     --------------------------------------
                                   Name: Robert J. Bush
                                   Title: Vice President

                                  R.H. DONNELLEY FINANCE CORPORATION II

                                  By: /s/ ROBERT J. BUSH
                                     --------------------------------------
                                   Name: Robert J. Bush
                                   Title: Vice President

                                  DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                  as Administrative Agent

                                  By: /s/ SUSAN L. LEFEVRE
                                     --------------------------------------
                                   Name: Susan L. LeFevre
                                   Title: Director

                                  BEAR STEARNS CORPORATE LENDING INC.,
                                  as Joint Syndication Agent

                                  By: /s/ KEITH C. BARNISH
                                     --------------------------------------
                                   Name: Keith C. Barnish
                                   Title: Executive Vice President

                                  CITICORP NORTH AMERICA, INC.,
                                  as Joint Syndication Agent

                                  By: /s/ JOHN P. JUDGE
                                     ---------------------------------------
                                   Name: John P. Judge
                                   Title: Vice President

                                  DEUTSCHE BANK SECURITIES INC.,
                                  as Joint Lead Arranger

                                  By: /s/ J. OGDEN
                                     ---------------------------------------
                                   Name: J. Ogden
                                   Title: Managing Director

                                  By: /s/ ROBERT W. HEVNER
                                     ---------------------------------------
                                   Name: Robert W. Hevner
                                   Title: Managing Director

                                  SALOMON SMITH BARNEY INC.,
                                  as Joint Lead Arranger

                                  By: /s/ JOHN P. JUDGE
                                     ---------------------------------------
                                   Name: John P. Judge
                                   Title: Vice President

                                  BEAR, STEARNS & CO. INC.,
                                  as Joint Lead Arranger

                                  By: /s/ KEITH C. BARNISH
                                     ---------------------------------------
                                   Name: Keith C. Barnish
                                   Title: Senior Managing Director

                                  BNP PARIBAS , as Joint Documentation Agent

                                  By: /s/ BEN TODRES
                                     ----------------------------------------
                                   Name: Ben Todres
                                   Title: Director

                                  By: /s/ LYNNE RANDALL
                                     ----------------------------------------
                                   Name: Lynne Randall
                                   Title: Managing Director

                                  FLEET NATIONAL BANK, as Joint
                                  Documentation Agent

                                  By: /s/ DENIS D. HAMBOYAN
                                     ----------------------------------------
                                   Name: Denis D. Hamboyan
                                   Title: Managing Director

                                                                         Annex A

               PRICING GRID FOR REVOLVING LOANS, SWINGLINE LOANS,
                            AND TRANCHE A TERM LOANS

---------------------------------------------------------------------------------------
                                   Applicable Margin            Applicable Margin for
Pricing Level                    for Eurodollar Loans             Base Rate Loans
---------------------------------------------------------------------------------------
      I                                  3.50%                          2.50%
---------------------------------------------------------------------------------------
     II                                  3.25%                          2.25%
---------------------------------------------------------------------------------------
     III                                 3.00%                          2.00%
---------------------------------------------------------------------------------------
     IV                                  2.75%                          1.75%
---------------------------------------------------------------------------------------

The Applicable Margin for Revolving Loans, Swingline Loans and Tranche A Term Loans shall be adjusted, on and after the first Adjustment Date (as defined below) occurring after the completion of two full fiscal quarters of the Borrower after the Acquisition Closing Date, based on changes in the Consolidated Leverage Ratio, with such adjustments to become effective on the date (the "Adjustment Date") that is three Business Days after the date on which the relevant financial statements are delivered to the Lenders pursuant to
Section 7.1 and to remain in effect until the next adjustment to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 7.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Pricing Grid shall apply. On each Adjustment Date, the Applicable Margin for Revolving Loans, Swingline Loans and Tranche A Term Loans shall be adjusted to be equal to the Applicable Margins opposite the Pricing Level determined to exist on such Adjustment Date from the financial statements relating to such Adjustment Date.

                  As used herein, the following rules shall govern the determination of Pricing Levels on each Adjustment Date:

                  "Pricing Level I" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is greater than or equal to
5.00 to 1.00.

                  "Pricing Level II" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 5.00 to 1.00 but greater than or equal to 4.50 to 1.00.

                  "Pricing Level III" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 4.50 to 1.00 but greater than or equal to 4.0 to 1.00.

                  "Pricing Level IV" shall exist on an Adjustment Date if the Consolidated Leverage Ratio for the relevant period is less than 4.00 to 1.00.

                                                                       EXHIBIT A

================================================================================

                       GUARANTEE AND COLLATERAL AGREEMENT

                                     made by

                           R.H. DONNELLEY CORPORATION

                               R.H. DONNELLEY INC.

                         and certain of its Subsidiaries

                                   in favor of

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                             as Administrative Agent

                          Dated as of December 6, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Section 1.       DEFINED TERMS.........................................................    2

        1.1      Definitions...........................................................    2
        1.2      Other Definitional Provisions.........................................    5

Section 2.       Guarantee.............................................................    6

        2.1      Guarantee.............................................................    6
        2.2      Right of Contribution.................................................    7
        2.3      No Subrogation........................................................    7
        2.4      Amendments, etc. with respect to the Borrower Obligations.............    7
        2.5      Guarantee Absolute and Unconditional..................................    7
        2.6      Reinstatement.........................................................    8
        2.7      Payments..............................................................    8

Section 3.       GRANT OF SECURITY INTEREST............................................    9

Section 4.       REPRESENTATIONS AND WARRANTIES........................................   10

        4.1      Title; No Other Liens.................................................   10
        4.2      Perfected First Priority Liens........................................   10
        4.3      Jurisdiction of Organization; Chief Executive Office..................   11
        4.4      Inventory and Equipment...............................................   11
        4.5      Farm Products.........................................................   11
        4.6      Investment Property...................................................   11
        4.7      Receivables...........................................................   11
        4.8      Contracts.............................................................   12
        4.9      Intellectual Property.................................................   12
        4.10     Deposit Accounts, Securities Accounts.................................   13

Section 5.       COVENANTS.............................................................   13

        5.1      Delivery of Instruments, Certificated Securities and Chattel Paper....   13
        5.2      Maintenance of Insurance..............................................   13
        5.3      Payment of Obligations................................................   14
        5.4      Maintenance of Perfected Security Interest; Further Documentation.....   14
        5.5      Changes in Locations, Name, etc.......................................   15
        5.6      Notices...............................................................   15
        5.7      Investment Property...................................................   15
        5.8      Receivables...........................................................   16
        5.9      Contracts.............................................................   16
        5.10     Intellectual Property.................................................   17

        5.11     Commercial Tort Claims................................................   18
        5.12     Deposit Accounts, Securities Accounts.................................   18

Section 6.       REMEDIAL PROVISIONS...................................................   18

        6.1      Certain Matters Relating to Receivables...............................   18
        6.2      Communications with Obligors; Grantors Remain Liable..................   19
        6.3      Pledged Stock.........................................................   19
        6.4      Proceeds to be Turned Over To Administrative Agent....................   20
        6.5      Application of Proceeds...............................................   21
        6.6      Code and Other Remedies...............................................   21
        6.7      Registration Rights...................................................   22
        6.8      Deficiency............................................................   23

Section 7.       THE ADMINISTRATIVE AGENT..............................................   23

        7.1      Administrative Agent's Appointment as Attorney-in-Fact, etc...........   23
        7.2      Duty of Administrative Agent..........................................   25
        7.3      Execution of Financing Statements.....................................   25
        7.4      Authority of Administrative Agent.....................................   25

Section 8.       MISCELLANEOUS.........................................................   26

        8.1      Amendments in Writing.................................................   26
        8.2      Notices...............................................................   26
        8.3      No Waiver by Course of Conduct; Cumulative Remedies...................   26
        8.4      Enforcement Expenses; Indemnification.................................   26
        8.5      Successors and Assigns................................................   27
        8.6      Set-Off...............................................................   27
        8.7      Counterparts..........................................................   27
        8.8      Severability..........................................................   27
        8.9      Section Headings......................................................   27
        8.10     Integration...........................................................   28
        8.11     GOVERNING LAW.........................................................   28
        8.12     Submission To Jurisdiction; Waivers...................................   28
        8.13     Acknowledgements......................................................   28
        8.14     Additional Grantors...................................................   29
        8.15     Releases..............................................................   29
        8.16     WAIVER OF JURY TRIAL..................................................   29

SCHEDULES
---------
Schedule 1        Notice Addresses
Schedule 2        Investment Property
Schedule 3        Perfection Matters
Schedule 4        Jurisdictions of Organization and Chief Executive Offices
Schedule 5        Inventory and Equipment Locations

Schedule 6        Intellectual Property
Schedule 7        Contracts

ANNEXES
-------
Annex I           Form of Assumption Agreement
Annex II          Form of Acknowledgement and Consent

                       GUARANTEE AND COLLATERAL AGREEMENT

                  GUARANTEE AND COLLATERAL AGREEMENT, dated as of December 6, 2002, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of Deutsche Bank Trust Company Americas, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of December 6, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among R.H. Donnelley Corporation ("Holdings"), R.H. Donnelley Inc. (the "Borrower"), R.H. Donnelley Finance Corporation II, a Delaware corporation (the "Special Purpose Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), Deutsche Bank Securities Inc., Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint bookrunners (in such capacity, the "Lead Arrangers"), Bear Stearns Corporate Lending Inc. and Citicorp North America, N.A., as joint syndication agents (in such capacity, the "Syndication Agents"), Fleet National Bank and BNP Paribas, as documentation agents (in such capacity, the "Documentation Agents") and the Administrative Agent (together with the Lead Arrangers, the Syndication Agents and the Documentation Agents, the "Agents").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                  WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                  WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                  WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders and the Agents (collectively, the "Secured Parties");

                  NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 12. DEFINED TERMS

                  12.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Account and Supporting Obligations.

                  (a) The following terms shall have the following meanings:

                  "Agents": as defined in the preamble.

                  "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to any Secured Party (or, in the case of any Specified Hedge Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Collateral": as defined in Section 3.

                  "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                  "Contracts": the Master Agreement, the Revenue Participation Agreement, the Indemnity Agreement and the Acquisition Agreement, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

                  "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                  "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule
6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Deposit Account": as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "DonTech II": DonTech II, an Illinois partnership, and its successors.

                  "Foreign Subsidiary": any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock": the voting Capital Stock of any Foreign Subsidiary.

                  "Grantors": as defined in the preamble hereto.

                  "Guarantor Obligations": with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                  "Guarantors": the collective reference to each Grantor other than the Borrower.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note": any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

                  "Investment Property": the collective reference to (i) all "investment property," as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (ii) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issuers": the collective reference to each issuer of any Investment Property.

                  "Master Agreement": the Master Agreement, dated as of August 19, 1997, among Holdings, The Dun & Bradstreet Corporation, The Am-Don Partnership (also known as DonTech), DonTech II, Ameritech Publishing, Inc., Ameritech Publishing of Illinois, Inc., Ameritech Corporation, DonTech I Publishing Company LLC and The APIL Partners Partnership, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Master Agreement Rights": all rights, benefits and interests of Holdings and its Subsidiaries under the Master Agreement, including, without limitation, all rights to receive any distributions or proceeds thereunder, whether in cash or property and whether in respect of Revenue Participation Interests (as defined in the Revenue Participation Agreement), any Asset Disposition (as defined in the Master Agreement) or otherwise.

                  "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                  "Partnership Agreement": the Partnership Agreement, dated as of August 19, 1997, between the Borrower and Ameritech Publishing of Illinois, Inc., with respect to DonTech II, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Partnership Rights": all rights and economic interests of the Borrower under the Partnership Agreement, including, without limitation, all rights to receive any distributions or proceeds, whether in cash or in property and whether on account of a liquidation of DonTech II or otherwise.

                  "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6 and (iii) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                  "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                  "Pledged Stock": the shares of Capital Stock listed on
Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

                  "Proceeds": all "proceeds," as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Revenue Participation Agreement": the Revenue Participation Agreement, dated as of August 19, 1997, between the Borrower and the APIL Partners Partnership, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Revenue Participation Rights": all rights, benefits and interests of the Borrower under the Revenue Participation Agreement, including, without limitation, all rights to receive any distributions or proceeds thereunder, whether in cash or property and whether in respect of Revenue Participation Interests (as defined in the Revenue Participation Agreement) or otherwise.

                  "Securities Act": the Securities Act of 1933, as amended.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

                  "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                  12.2. Other Definitional Provisions. (b) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                  (a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                  (c) All references to the "Borrower" in this Agreement shall, during the Escrow Period and solely where appropriate, include the Special Purpose Borrower.

                  (d) All references to the Lenders hereunder shall, where appropriate, include any Affiliate of any Lender that is a party to a Specified Hedge Agreement.

                              SECTION 13. Guarantee

                  13.1. Guarantee. (c) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                  (a) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                  (b) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

                  (c) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

                  (d) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                  13.2. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Secured Parties, and each Subsidiary Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

                  13.3. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                  13.4. Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                  13.5. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                  13.6. Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                  13.7. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

                      SECTION 14. GRANT OF SECURITY INTEREST

                  Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations,:

                  (a) all Accounts;

                  (b) all Chattel Paper;

                  (c) all Contracts;

                  (d) all Deposit Accounts;

                  (e) all Documents;

                  (f) all Equipment;

                  (g) all General Intangibles;

                  (h) all Instruments;

                  (i) all Intellectual Property;

                  (j) all Inventory;

                  (k) all Investment Property;

                  (l) all Letter-of-Credit Rights;

                  (m) all Revenue Participation Rights and all Master Agreement Rights;

                  (n) to the extent such assignment, transfer and grant of a security interest does not constitute a breach or default under or result in the dissolution of DonTech II or the termination of the Partnership Agreement (unless the term in the Partnership Agreement providing for any such breach, default or termination is ineffective under applicable law), all Partnership Rights;

                  (o) all other property not otherwise described above;

                  (p) all books and records pertaining to the Collateral; and

                  (q) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

                  provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is (i) prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, (ii) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, or (iii) in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except in each case to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law.

                    SECTION 15. REPRESENTATIONS AND WARRANTIES

                  To induce the Secured Parties to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to each Secured Party that:

                  15.1. Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement (including, without limitation, Liens outstanding during the Escrow Period in favor of the lenders and the administrative agent under the Existing Credit Agreement), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties pursuant to this Agreement or as are permitted by the Credit Agreement. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a "Lien" on such Intellectual Property. Each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

                  15.2. Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law or as provided in the Lien Subordination Agreement.

                  15.3. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor's chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organizational document and a long-form good standing certificate as of a date which is recent to the date hereof.

                  15.4. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

                  15.5. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                  15.6. Investment Property. (d) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

                  (a) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                  (b) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (c) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and the Liens under the Existing Credit Agreement that shall be outstanding solely during the Escrow Period.

                  15.7. Receivables. (e) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (except for any such Instrument or Chattel Paper that has been delivered to the administrative agent under the Existing Credit Agreement, which Instrument or Chattel Paper, as the case may be, shall be delivered to the Administrative Agent on the Acquisition Closing Date).

                  (a) None of the obligors on any Receivables is a Governmental Authority.

                  (b) The amounts represented by such Grantor to the Secured Parties from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

                  15.8. Contracts. (f) No consent of any party (other than such Grantor) to any Contract is required in connection with the execution, delivery and performance of this Agreement, except as has been obtained.

                  (a) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (b) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

                  (c) Neither such Grantor nor (to such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof.

                  (d) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims.

                  (e) Such Grantor has delivered to the Administrative Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

                  (f) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

                  (g) None of the parties to any Contract is a Governmental Authority.

                  15.9. Intellectual Property. (g) Schedule 6 lists all Copyrights, Trademarks, Patents and applications for the foregoing owned by such Grantor in its own name on the date hereof and all Copyright Licenses, Patent Licenses and Trademark Licenses.

                  (a) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

                  (b) Except as set forth in Schedule 6 hereto, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                  (c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                  (d) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                  15.10. Deposit Accounts, Securities Accounts. Schedule 7 hereto sets forth each Deposit Account or Securities Account in which any Grantor has any interest on the date hereof.

                              SECTION 16. COVENANTS

                  Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                  16.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent (except for any Instrument, Certificated Security or Chattel Paper that has been delivered to the administrative agent under the Existing Credit Agreement, which Instrument, Certificated Security or Chattel Paper, as the case may be, shall be delivered to the Administrative Agent on the Acquisition Closing Date), duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. On or before the Acquisition Closing Date, each Grantor shall deliver to the Administrative Agent any Instrument, Certificated Security or Chattel Paper evidencing any of the Collateral (a) acquired by such Grantor in the Acquisition or (b) previously delivered to the administrative agent pursuant to the Existing Credit Agreement.

         1.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and
(ii) to the extent requested by the Administrative Agent, insuring such Grantor against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

                  (a) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective unless the insurer gives at least 30 days notice to the Administrative Agent, (ii) name the Administrative Agent as insured party or loss payee, as applicable, and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.

                  (b) The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance substantially concurrently with each delivery of the Borrower's audited annual financial statements and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

         1.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

                  16.2. Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than as against the lenders and the administrative agent that hold Liens under the Existing Credit Agreement during the Escrow Period or as against any Person that holds a Lien otherwise permitted under the Credit Agreement), subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

                  (a) Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

                  (b) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

                  (c) Such Grantor will not establish any additional Deposit Accounts or Securities Accounts without executing and delivering, concurrently with the establishment of such account, a control agreement in form and substance satisfactory to the Administrative Agent and the related depositary bank or securities intermediary, as the case may be, in order to perfect the security interest of the Administrative Agent in such account under the Uniform Commercial Code.

                  16.3. Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                        (i) change its jurisdiction of organization or the
                  location of its chief executive office or sole place of business or principal residence from that referred to in
                  Section 4.3; or

                        (ii) change its name.

                  16.4. Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail (which notice shall specify that it is being delivered pursuant to this Section), of:

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  16.5. Investment Property. (b) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

                  (a) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, except to the extent permitted by the Credit Agreement, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and the Liens permitted by the Credit Agreement (including, without limitation, any such Liens in favor of the lenders and the administrative agent under the Existing Credit Agreement during the Escrow Period) or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

                  (b) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

         1.4 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could reasonably be expected to adversely affect the value thereof.

                  (c) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

         1.5 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

                  (d) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

                  (e) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

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

                  16.6. Intellectual Property. (b) Except to the extent any Grantor reasonably determines that any Intellectual Property is no longer used or useful in its business, such Grantor (either itself or through licensees) will (i) continue to use commercially each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                  (a) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                  (b) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                  (c) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

                  (d) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any final or non-appealable adverse determination or development (including, without limitation, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                  (e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                  (f) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                  (g) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek appropriate relief and to recover any and all damages for such infringement, misappropriation or dilution.

                  16.7. Commercial Tort Claims. Such Grantor shall advise the Administrative Agent and the Lenders promptly of any Commercial Tort Claim held by such Grantor in excess of $1,000,000 and shall promptly execute a supplement to this Agreement in form and substance satisfactory to the Administrative Agent to grant a security interest in such Commercial Tort Claim to the Administrative Agent for the benefit of the Secured Parties.

                  16.8. Deposit Accounts, Securities Accounts. On or prior to the Acquisition Closing Date, each Grantor shall deliver to the Administrative Agent a control agreement, executed by all parties thereto, for each Deposit Account or Securities Account listed on Schedule 7 hereto in which any Grantor has an interest on the date hereof. No Deposit Account or Securities Account of any Grantor will exist on the Acquisition Closing Date for which such Grantor has not delivered to the Administrative Agent a control agreement executed by all parties thereto, provided that the Grantors shall not be required to enter into control agreements with respect to any Deposit Account or Securities Account having an aggregate balance of less than $1,000,000.

                         SECTION 17. REMEDIAL PROVISIONS

                  17.1. Certain Matters Relating to Receivables. (c) After an Event of Default has occurred and is continuing, The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

                  (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables. The Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral

Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                  (b) At the Administrative Agent's request, upon the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                  17.2. Communications with Obligors; Grantors Remain Liable.
(d) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default and after prior notice to the Grantors communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

                  (a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may, and upon the request of the Administrative Agent each Grantor shall, notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may direct the counterparty of the Borrower under the Revenue Participation Agreement that such counterparty shall deal directly with the Administrative Agent and shall pay any amounts payable under the Revenue Participation Agreement directly to an account designated by the Administrative Agent.

                  (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  17.3. Pledged Stock. (e) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the

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

Administrative Agent's intent to exercise its corresponding rights pursuant to
Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                  (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  (b) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) upon delivery of any notice to such effect pursuant to Section 6.3(a), pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

                  17.4. Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such

Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                  17.5. Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

                  First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

                  Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the parties to which such Obligations are then due and owing based on the respective amounts thereof;

                  Third (this clause being applicable only if an Event of Default shall have occurred and be continuing), to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the parties holding such Obligations based on the respective amounts thereof; and

                  Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                  17.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  17.7. Registration Rights. (f) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                  (a) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                  (b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                  17.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

                      SECTION 18. THE ADMINISTRATIVE AGENT

                  18.1. Administrative Agent's Appointment as Attorney-in-Fact, etc. (g) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                        (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

                        (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the

                  Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Intellectual Property (and the associated goodwill) and general intangibles of such Grantor relating thereto or represented thereby;

                        (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                        (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                        (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
                  (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                  (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at the rate applicable hereto under Section 4.5(c) of the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                  (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  18.2. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. No Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                  18.3. Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description "all personal property" in any such financing statement. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

                  18.4. Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 19. MISCELLANEOUS

                  19.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

                  19.2. Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or such other address specified in writing to the Administrative Agent in accordance with such Section.

                  19.3. No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  19.4. Enforcement Expenses; Indemnification. (h) Each Guarantor agrees to pay or reimburse each Secured Party for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party.

                  (a) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                  (b) Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to
Section 11.5 of the Credit Agreement.

                  (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                  19.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                  19.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this
Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Secured Party may have.

                  19.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  19.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  19.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  19.10. Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

         1.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  19.11. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  19.12. Acknowledgements. Each Grantor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

                  (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

                  19.13. Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

                  19.14. Releases. (a) At such time as the Loans and the other Obligations (other than Obligations in respect of Specified Hedge Agreements) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                  (a) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

         1.7 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                         R.H. DONNELLEY CORPORATION

                                         By:____________________________________
                                            Name:
                                            Title:

                                         R.H. DONNELLEY INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         R.H. DONNELLEY ACQUISITIONS, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         R.H. DONNELLEY APIL, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         R.H. DONNELLEY CD, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         R.H. DONNELLEY FINANCE CORPORATION II

                                         By:____________________________________
                                            Name:
                                            Title:

                                         GET DIGITAL SMART. COM, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

This Instrument prepared by, and after
recording, return to:

Simpson Thacher & Bartlett
a partnership which includes
professional corporations
425 Lexington Avenue
New York, New York 10017

ATTN:  Cynthia Parker

                       DEED OF TRUST, ASSIGNMENT OF RENTS
                        AND LEASES AND SECURITY AGREEMENT

                                      from

                  R.H. DONNELLEY PUBLISHING & ADVERTISING, INC.
             (F/K/A SPRINT PUBLISHING & ADVERTISING, INC.), Grantor

                                       to

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                      as Administrative Agent, Beneficiary

                      (COLLATERAL IS OR INCLUDES FIXTURES)

                           DATED AS OF JANUARY 3, 2003

                         MAXIMUM PRINCIPAL INDEBTEDNESS
                           FOR TENNESSEE RECORDING TAX
                             PURPOSES IS $8,533,218

            PURSUANT TO T.C.A. Section 47-28-104 THIS INSTRUMENT SECURES
               OBLIGATORY ADVANCES AND IS FOR COMMERCIAL PURPOSES

 This instrument covers property which has become so affixed to real property as to become fixtures and constitutes a fixture filing under Section 47-9-402 of the Tennessee Code Annotated.

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
Background               ..................................................................................     1

Granting Clauses         ..................................................................................     2

Terms and Conditions     ..................................................................................     5

                         1.       Warranty of Title........................................................     5

                         2.       Requirements.............................................................     5

                         3.       Payment of Taxes and Other Impositions...................................     5

                         4.       Insurance................................................................     6

                         5.       Restrictions on Liens and Encumbrances...................................     7

                         6.       Due on Sale and Other Transfer Restrictions..............................     7

                         7.       Condemnation/Eminent Domain..............................................     7

                         8.       Leases...................................................................     8

                         9.       Further Assurances.......................................................     8

                         10.      Beneficiary's Right to Perform...........................................     8

                         11.      Remedies.................................................................     8

                         12.      Right of Beneficiary to Credit Sale......................................    10

                         13.      Appointment of Receiver..................................................    11

                         14.      Extension, Release, etc..................................................    11

                         15.      Security Agreement under Uniform Commercial Code.........................    12

                         16.      Assignment of Rents......................................................    13

                         17.      Trust Funds..............................................................    13

                         18.      Additional Rights........................................................    13

                         19.      Notices..................................................................    14

                         20.      No Oral Modification.....................................................    14

                         21.      Partial Invalidity.......................................................    14

                         22.      Grantor's Waiver of Rights...............................................    14

                         23.      Remedies Not Exclusive...................................................    14

                         24.      Multiple Security........................................................    15

                         25.      Successors and Assigns...................................................    16

                         26.      No Waivers, etc..........................................................    16

                         27.      Waiver Of Trial By Jury..................................................    16

                         28.      Governing Law, etc.......................................................    17

                         29.      Certain Definitions......................................................    17

                         30.      Trustee's Powers and Liabilities.........................................    17

                         31.      Last Dollars Secured; Priority...........................................    17

                                                                     [Tennessee]

                      (COLLATERAL IS OR INCLUDES FIXTURES)

                          DEED OF TRUST, ASSIGNMENT OF
                     RENTS AND LEASES AND SECURITY AGREEMENT

                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this "Deed of Trust"), dated as of January 3, 2003, is made by R.H. R.Y. DONNELLEY PUBLISHING & ADVERTISING, INC. (F/K/A SPRINT PUBLISHING & ADVERTISING, INC.), a Kansas corporation ("Grantor"), whose address is 6450 c/o R.H. Donnelley Corporation, One Manhattanville Road, Purchase, NY 10577, to Stuart Jones c/o LandAmerica Financial Group, Inc. ("Trustee") an individual resident of Tennessee whose address is Sun Trust Financial Center, 424 Church Street, Suite 900, Nashville, TN 37219, for the use and benefit of DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent for the Lenders referred to below (in such capacity, "Beneficiary"), whose address is 31 West 52nd Street, 7th Floor, New York, NY 10019. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

                                    A.      R.H. Donnelley Corporation and R.H.
                           Donnelley Inc. (collectively referred to as "Borrower") are parties to that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bear Stearns Corporate Lending Inc. and Citicorp North America, Inc., as Joint Syndication Agents, and Beneficiary. The terms of the Credit Agreement are incorporated by reference in this Deed of Trust as if the terms thereof were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Deed of Trust to the "Default Rate" shall mean the applicable interest rate per annum set forth in Section 4.5(c) of the Credit Agreement.

                                    B.      Grantor is the owner of the
                           parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

                                    C.      Pursuant to the terms and conditions
                           of the Credit Agreement, inter alia, (1) the Tranche A Term Loan Lenders have agreed to make Tranche A Term Loans to Borrower in an aggregate principal amount not to exceed Five Hundred Seventy Five Million Dollars ($500,000,000), (2) the Tranche B Term Loan Lenders have agreed to make Tranche A Term Loans to Borrower in an aggregate principal amount not to exceed Nine Hundred Million Dollars ($900,000,000), (3) the Revolving Lenders have agreed to make one or more Revolving Loans in an aggregate principal amount not to exceed One Hundred Twenty Five Million Dollars ($125,000,000), which include the Swingline Lender's agreement to make certain Swingline Loans in an aggregate principal amount at any time outstanding not to exceed Twenty Million Dollars ($20,000,000). The latest maturity date of the Loans is June 30, 2010.

                                    D.      It is a condition precedent, among
                           others, to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective extensions of credit to the Borrower, inter alia, that (i) Grantor guaranty the obligations of the Borrower under the Credit Agreement and the other Loan Documents by executing and delivering that certain Guarantee and Collateral Agreement dated as of the dated hereof in favor of Beneficiary (as the same may be amended, confirmed, modified or supplemented from time to time, the "Guarantee") and
                           (ii) Grantor secure its obligations under the Guarantee by executing and delivering this Deed of Trust to Beneficiary for the ratable benefit of the Lenders. Grantor, a wholly owned subsidiary of the Borrower, will receive substantial direct and indirect benefit from the extensions of credit made to the Borrower under the Credit Agreement.

                                Granting Clauses

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure the following (collectively, the "Obligations"):

                  19.15. payment and performance by Grantor of all its obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, under, arising out of or otherwise in connection with the Guarantee; and

                  19.16. all obligations and liabilities of such Guarantor which may arise under or in connection with Deed of Trust or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Deed of Trust or any other Loan Document),

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, SELLS, BARGAINS, CONFIRMS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE, WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE INSOFAR AS ANY PROPERTY CONSTITUTES PERSONAL PROPERTY, A SECURITY INTEREST IN AND TO, GRANTOR'S RIGHT, TITLE AND INTEREST IN AND TO ALL OF THE FOLLOWING:

                  1.      the Real Estate;

                  2. all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                  3. all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                  4. all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                  5. all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further Deed of Trust, conveyance, assignment or other act by Grantor;

                  6. all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "Rents");

                  7. all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the

         Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                  8. all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                  9.       all right, title and interest of Grantor in and to
         (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment, (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate;

                  10. any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; and

                  11. all proceeds, both cash and noncash, of the foregoing;

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Trust Property".)

                  All of the Trust Property hereinabove described, real, personal and mixed, whether affixed or annexed to the Real Estate or not and all rights hereby conveyed and granted are intended so to be as a unit and are hereby understood, agreed and declared, to the maximum extent permitted by law, to form a part and parcel of the Real Estate and to be appropriated to the use of the Real Estate, and shall be for the purposes of this Deed of Trust deemed to be real estate and conveyed hereby; provided, however, as to any of the property aforesaid which does not so form a part and parcel of the Real Estate or does not constitute a "fixture" (as defined in the Uniform Commercial Code of Tennessee (the "Code")), this Deed of Trust is hereby deemed to also be a Security Agreement under the Code for purposes of granting a security interest in such property, which Grantor hereby grants to Beneficiary, as Secured Party (as defined in the Code), as more particularly provided below in this Deed of Trust.

                  TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted, together with the right to retain possession of the Trust Property after a default or

Event of Default hereunder, unto Beneficiary, its successors and assigns, for the uses and purposes set forth, until the Obligations are fully paid and performed.

                  PROVIDED, NEVERTHELESS, that if the Obligations are fully paid and performed, then the lien of this Deed of Trust and the interest of Beneficiary in the Trust Property shall be released at the cost of Grantor.

                              Terms and Conditions

                  Grantor further represents, warrants, covenants and agrees with Beneficiary, as follows:

                           (i)     Warranty of Title. Grantor warrants the title
to the Real Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "Permitted Exceptions").

                           (ii)    Requirements. From and after the date of this
Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to the lien created by this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Requirement of Law, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Grantor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Requirements of Law. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                           (iii)   Payment of Taxes and Other Impositions. (a)
Except as may be expressly permitted under the Credit Agreement, but in no event prior to delinquency, promptly when due, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Unless the Impositions are then in the process of being contested in accordance with Section 3(c) below, within 30 days of a request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                           (A) Nothing herein shall affect any right or remedy
of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be payable within 30 days of a request by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate.

                           (B) Grantor shall have the right before any
delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Grantor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) Grantor has given prior written notice to Beneficiary of Grantor's intent so to contest or object to an Imposition which exceeds, either individually or the aggregate of each such contested Imposition, for any individual parcel or grouping of related parcels, $1,000,000 and, (ii) the legal proceedings operate conclusively to prevent the sale of the Trust Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Grantor shall either (x) furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Beneficiary or (y) maintain adequate reserves in accordance with GAAP on Grantor's books, in each case in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Trust Property.

                           (iv)    Insurance. (b) Grantor shall maintain or
cause to be maintained on all of the Premises:

                  (a) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, and the policy limits shall be automatically reinstated after each loss;

                  (b) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in such amounts as would be maintained by a prudent operator of property of similar use and configuration to the Premises and located in the locality where the Premises are located (a "Prudent Operator"); and

                  (c) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

                           (B) Each insurance policy (other than flood
insurance) shall (x) provide that should any such policy be cancelled before the expiration date thereof, the issuing company will endeavor to mail 30 days written notice to the Beneficiary, (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Beneficiary, with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause reasonably acceptable to Beneficiary, and (z) be reasonably satisfactory in all other respects to the Administrative Agent.

                           (C) Grantor shall deliver to Beneficiary a
certificate of such insurance reasonably acceptable to Beneficiary.

                           (D) If Grantor is in default of its obligations to
insure or deliver any such prepaid policy or policies, then Beneficiary, at its option upon 5 days' notice to Grantor, may effect such insurance from year to year at rates substantially similar to the rate at which Grantor had insured the Premises, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate.

                           (E) If the Trust Property, or any material portion
thereof, shall be destroyed or damaged, Grantor shall give prompt notice thereof to Beneficiary. Following and during the continuation of any Event of Default, Beneficiary is hereby authorized and empowered by Grantor to settle or compromise any claim in connection with such insurance and to receive all awards and proceeds thereof to be held by Beneficiary as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Grantor shall, at its expense, diligently prosecute any proceeding relating to such insurance, settle or compromise any claims in connection therewith, and, in connection therewith, any awards or proceeds thereof shall constitute Net Cash Proceeds, and shall be governed by the applicable provisions of the Credit Agreement.

                           (F) In the event of foreclosure of this Deed of Trust
or other transfer of title to the Trust Property, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee.

                           (v)     Restrictions on Liens and Encumbrances.
Except for the lien of this Deed of Trust and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement, Grantor shall not further mortgage, nor otherwise encumber the Trust Property nor create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien created by this Deed of Trust and whether recourse or non-recourse. Except as may be contemplated under the Credit Agreement, Beneficiary has not consented and will not consent to any contract or to any work or to the furnishing of any materials which might be deemed to create a lien or liens superior to the lien of this instrument, either under Section 66-11-108 of the Tennessee Code Annotated, or otherwise.

                           (vi)    Due on Sale and Other Transfer Restrictions.
Except as expressly permitted under the Credit Agreement, Grantor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

                           (vii)   Condemnation/Eminent Domain. Promptly upon
obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Following and during the continuation of any Event of Default, Beneficiary is hereby authorized and empowered by Grantor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Beneficiary as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Grantor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith, and, in connection therewith, any awards or proceeds thereof shall constitute Net Cash Proceeds, and shall be governed by the applicable provisions of the Credit Agreement.

                           (viii)  Leases. (c) Except as expressly permitted
under the Credit Agreement, Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) execute or permit to exist any Lease of any of the Trust Property, other than on market terms as reasonably determined by Grantor at the commencement of the Lease.

                           (A) As to any Lease now in existence or subsequently
consented to by Beneficiary, and except as expressly permitted under the Credit Agreement, Grantor shall not accept a surrender or terminate, cancel, rescind, (except upon the failure of the payment of rents beyond any applicable grace periods by Grantor's tenants) materially supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall Grantor accept the payment of rent more than thirty (30) days in advance of its due date.

                           (ix)    Further Assurances. To further assure
Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees within 30 days of a request of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be required by Beneficiary or Trustee to confirm the lien of this Deed of Trust and as may be reasonably required to confirm all other rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust.

                           (x)     Beneficiary's Right to Perform. If Grantor
fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time upon 5 days' notice to Grantor (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall be due within 30 days of a request from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

                           (xi)    Remedies. (d) Upon the occurrence of any
Event of Default, in addition to any other rights and remedies Beneficiary and the Agents may have pursuant to the Loan Documents, or as provided by law, and without limitation, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                  (a) Beneficiary may elect to cause the Trust Property or any part thereof to be sold as follows: The Trustee, his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to enter and take possession of the Trust Property, and before or after such entry to advertise the sale of the Trust Property for 20 days by 3 weekly notices in some newspaper published in the county where such sale is to be made and to sell the Trust Property or any part thereof situated in the State of Tennessee at the courthouse door of any county in the State of Tennessee in which any part of the Trust Property is situated, at public venue to the highest bidder for cash between the hours of 10 o'clock A.M. and 4 o'clock P.M. of the day fixed in the notice. Said sale shall be free from equity of redemption, statutory right of redemption, homestead, dower, and all other rights and exemptions of every kind, all of which are hereby waived, and the Trustee shall execute a conveyance to the Purchaser and deliver possession to the Purchaser, which Grantor binds itself shall be given without obstruction, hindrance or delay. Any sale made by the Trustee hereunder may be as an entirety or in such parcels or parts as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold; and, if the proceeds of such sale of less then the whole of the Trust Property shall be less than the aggregate of the Indebtedness secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Mortgaged Property but Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Trust Property. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers with general warranty of title as then possessed by the Trustee, and after each sale the Trustee shall receive the proceeds of said sale or sales and apply the same as herein provided. The power of sale granted herein shall not be exhausted by any sale held hereunder by the Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all the Trust Property has been duly sold and all secured indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of the Beneficiary, such sale shall not exhaust the power of sale hereunder and the Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness or as to the occurrence of any default, or as to Beneficiary having declared all such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, or as to the appointment of any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee, his successor or substitute. This Deed of Trust shall be effective as a mortgage as well as a deed of trust and upon the occurrence of a default may be foreclosed as to any of the Trust Property in any manner permitted by the laws of the State of Tennessee or of any other state in which any part of the Trust Property is situated, and any foreclosure suit may be brought by the Trustee or by Beneficiary. In the event a foreclosure hereunder shall be commenced by the Trustee, or his substitute or successor, Beneficiary may at any time before the sale of the Trust Property direct the said Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other Indebtedness and Obligations secured hereby, and for the foreclosure of the lien of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note and/or any other secured Indebtedness and for the foreclosure of the lien of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the property in accordance with the provisions of this Deed of Trust.

                  (b) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Indebtedness, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

                  (c) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

                           (B) Beneficiary, in any action to foreclose this Deed
of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

                           (C) In the event of any breach of any of the
covenants, agreements, terms or conditions contained in this Deed of Trust, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

                           (xii)   Right of Beneficiary to Credit Sale. Upon the
occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Credit Agreement, Notes, Guarantee and Collateral Agreement and any other documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                           (xiii)  Appointment of Receiver. If an Event of
Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

                           (xiv)   Extension, Release, etc. (e) Without
affecting the lien or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to
(i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien created by this Deed of Trust until the lien amount shall equal the principal amount of the Indebtedness outstanding.

                           (A) No recovery of any judgment by Beneficiary and no
levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the lien created by this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                           (B) If Beneficiary shall have the right to foreclose
this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by

Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose the lien created by this Deed of Trust.

                           (C) Unless expressly provided otherwise, in the event
that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

                           (xv)    Security Agreement under Uniform Commercial
Code. (f) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Code. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, reasonable attorneys' fees and reasonable legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

                           (A) Grantor and Beneficiary agree, to the extent
permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-502 and 9-604 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                           (B) Grantor, upon request by Beneficiary from time to
time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form reasonably satisfactory to Grantor and Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all reasonable costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

                           (xvi)   Assignment of Rents. Grantor hereby assigns
to Trustee, for the benefit of Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor, upon the occurrence and during the continuance of an Event of Default, grants to Trustee and Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence and continuance of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                           (xvii)  Trust Funds. All lease security deposits of
the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

                           (xviii) Additional Rights. The holder of any
subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence and continuance of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

                           (xix)   Notices. All notices, requests, demands and
other communications hereunder shall be given in accordance with the provisions of subsection 11.2 of the Credit Agreement to Grantor and to Beneficiary as specified therein.

                           (xx)    No Oral Modification. This Deed of Trust may
not be amended, supplemented or otherwise modified except in accordance with the provisions of subsection 11.1 of the Credit Agreement. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

                           (xxi)   Partial Invalidity. In the event any one or
more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Loan Documents, the obligations of Grantor and of any other obligor under the Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

                           (xxii)  Grantor's Waiver of Rights. To the fullest
extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

                           (xxiii) Remedies Not Exclusive. Beneficiary and
Trustee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                           (xxiv)  Multiple Security. If (a) the Premises shall
consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                           (xxv)   Successors and Assigns. All covenants of
Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, its successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

                           (xxvi)  No Waivers, etc. Any failure by Beneficiary
to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in anywise impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

                           (xxvii) Waiver Of Trial By Jury. GRANTOR, TRUSTEE AND
BENEFICIARY EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT OR PROCEEDING RELATING TO THIS DEED OF TRUST AND FOR ANY COUNTERCLAIM BROUGHT THEREIN. GRANTOR, TRUSTEE AND BENEFICIARY HEREBY WAIVES ALL RIGHTS TO INTERPOSE ANY COUNTERCLAIM IN ANY SUIT BROUGHT BY GRANTOR, BENEFICIARY OR TRUSTEE (AS THE CASE MAY BE) HEREUNDER AND ALL RIGHTS TO HAVE ANY SUCH SUIT CONSOLIDATED WITH ANY SEPARATE SUIT, ACTION OR PROCEEDING.

                           (xxviii) Governing Law, etc. This Deed of Trust shall
be governed by and construed in accordance with the laws of Tennessee, except that Grantor expressly acknowledges that by its terms the Note shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Grantor agrees that in any in personam proceeding related to this Deed of Trust the rights of the parties to this Deed of Trust shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                           (xxix)  Certain Definitions. Unless the context
clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any successor agent for the Secured Parties," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Indebtedness" or "Guarantee and Collateral Agreement" shall mean "the Notes, Credit Agreement, the Guarantee or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof.

                           (xxx)   Trustee's Powers and Liabilities. (g)
Beneficiary may substitute, for any reason whatsoever, a successor Trustee or successor Trustees for the Trustee hereunder from time to time by an instrument in writing in any manner now or hereafter provided by law. Such right of substitution may be exercised at any time and more than once for so long as any part of the Indebtedness and Obligations remains unpaid. Such writing, upon recordation, shall be conclusive proof of proper substitution of each such successor Trustee or Trustees, who shall thereupon and without conveyance from the predecessor Trustee, succeed to all its title, estate, rights, powers and duties hereunder. The making of oath and giving bond by Trustee or any successor Trustee is hereby expressly waived by Grantor. The Trustee may sell and convey said property under the power set out herein, to any person, firm or corporation, although said Trustee has been, may now be or may hereafter be attorney for or agent of Beneficiary.

                           (A) At any time or from time to time, without
liability therefor, and without notice, upon the written request of Beneficiary and presentation of the Note and this Deed of Trust for endorsement, without affecting the liability of any person for the payment of the indebtedness secured hereby, and without affecting the lien of the Deed of Trust upon the Trust Property for the full amount of all amounts secured hereby, upon Beneficiary's request Trustee may (i) release all or any part of the Trust Property, (ii) consent to the making of any map or plat thereof, (iii) join in granting any easement thereon or in creating any covenants or conditions restricting use or occupancy thereof, or (iv) join in any extension agreement or in any agreement subordinating the lien or charge hereof.

                           (xxxi)  Last Dollars Secured; Priority. Pursuant to
Section 47-28-104 of Tennessee Code Annotated, this Deed of Trust secures future advances which are "obligatory advances" as defined in the aforesaid statute. This Deed of Trust is for commercial purposes as defined in said statute. This Deed of Trust secures only a portion of the indebtedness owing or which may become owing by the Grantor to the Secured Parties. The parties agree that any payments or repayments of such indebtedness shall be and be deemed to be applied first to the portion of the indebtedness that is not secured hereby, it being the parties' intent that the portion of the indebtedness last remaining unpaid shall be secured hereby.

         This Deed of Trust has been duly executed by Grantor on ___________, 2003, and is intended to be effective as of the date first above written.

                                                R.H. DONNELLEY PUBLISHING
                                                   & ADVERTISING, INC.

                                                By:  ___________________________
                                                     Name:  Robert J. Bush
                                                     Title: Vice President

STATE OF NEW YORK     )
COUNTY OF NEW YORK    )

         Before me, ________________, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared Robert J. Bush with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be the Vice President of R.H. Donnelley Publishing & Advertising, Inc. (f/k/a Sprint Publishing & Advertising, Inc.), the within named bargainor, a corporation, and that he/she as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as such Vice President.

         WITNESS my hand and seal this the ____ day of January, 2003.

                                                    ___________________________
                                                    Notary Public

My Commission Expires:
___________________________________

                                   Schedule A

                           Description of the Premises

The instrument from which Grantor received its legal and equitable interest in the foregoing property is by deed from L.M. Berry and Company, of record in Deed Book 1039C, Page 584, Register's Office for Sullivan County, Tennessee.

                                   [IF NEEDED]

                           SPECIAL SWORN STATEMENT IN
                     ACCORDANCE WITH T.C.A. Section 67-4-409

STATE OF NEW YORK     )
                      )
COUNTY OF NEW YORK    )

         The undersigned, being first duly sworn, deposes and says that he is Vice President of R.H. Donnelley Publishing & Advertising, Inc. and makes this affidavit in compliance with the above-indicated tax statute of the State of Tennessee.

Total Principal Indebtedness under any contingency                            $1,525,000,000.00(1)

Value of property (collateral) located within the State of Tennessee:             $3,548,412.00(2)

Total value of collateral:                                                      $634,000,000.00(3)

(1) X (2)/(3)=:                                                                   $8,535,218.00(4)

Subtract $2,000.00                                                                $8,533,218.00(5)

Tax Due (Calculated at $0.115 per hundred of figure on line 5):                       $9,813.20(6)

         Any amount of indebtedness and value of property stated herein is made in good faith and for the sole purpose of determining tax liability. The loan documents secure future advances and contingent liabilities of every kind and character. THE AFORESAID AMOUNTS SHALL IN NO WAY BE CONSTRUED TO LIMIT THE AMOUNT OF INDEBTEDNESS OR THE VALUE OF THE PROPERTY STANDING AS SECURITY THEREFOR DESCRIBED IN THE ACCOMPANYING FINANCING STATEMENT OR MORTGAGE AND SHOULD NOT BE CONSIDERED BY ANY THIRD PARTY AS A REPRESENTATION OF THE ACTUAL INDEBTEDNESS CONCURRENTLY OR FROM TIME TO TIME OWING BY BORROWER TO THE LENDER.

                                                By:  ___________________________
                                                Name:  Robert J. Bush
                                                Title: Vice President

         Sworn to and subscribed before me this ___ day of January, 2003.

                                                ________________________________
                                                Notary Public in and for
                                                the State of ____________

My Commission Expires:________________

                                      2